UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

P.O. Box 68947

Seattle, Washington 98168

To our Stockholders:

The Annual Meeting of Stockholders of Alaska Air Group, Inc. (the “Annual Meeting”) will be held at the Museum of Flight in Seattle, Washington at 2 p.m. on Tuesday, May 18, 2010, for the following purposes:

1. To elect to the Board of Directors the nine nominees named in this proxy statement, each for a one-year term;

2. To ratify the appointment of KPMG LLP as the Company’s independent auditor;

3. To seek an advisory vote in regards to the compensation of the Company’s named executive officers;

4. To seek approval of the 2010 Employee Stock Purchase Plan; and

5. To consider and vote upon the stockholder proposal described in the accompanying proxy statement, if the proposal is properly presented at the meeting; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

We have elected to furnish 2010 proxy materials via the internet to certain stockholders, in accordance with Securities and Exchange Commission provisions. On or about April 1, 2010, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) including instructions for accessing Alaska Air Group’s 2010 proxy statement and 2009 annual report to stockholders, and for voting online or by telephone. The Notice also includes instructions on how to receive a paper copy of these materials by mail. We believe this form of delivery will provide timely notice to our stockholders, while conserving natural resources and reducing costs of printing and delivery.

Stockholders owning Company common stock at the close of business on March 19, 2010 are entitled to receive this notice and to vote at the meeting. All stockholders are requested to be present in person or by proxy. For the convenience of stockholders who do not expect to attend the meeting in person and wish to have their shares voted, a form of proxy and an envelope are enclosed. Stockholders may also vote by internet or telephone. Any stockholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke his or her proxy at any time before it is voted.

Voting by the internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. By using the internet or telephone to vote, you help Alaska Air Group reduce postage and proxy tabulation costs.

We appreciate your participation, since a majority of the outstanding common stock entitled to vote at the meeting must be represented either in person or by proxy to constitute a quorum in order to conduct business.

By Order of the Board of Directors,

Keith Loveless

Corporate Secretary and General Counsel

April 1, 2010

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2010.

Stockholders may access, view and download the 2010 proxy statement and our 2009 Annual Report over the Internet on our website located at http://www.alaskaair.com/company and by clicking on “Investor Information,” “Financial Reports” and “2009 Annual Report and 2010 Proxy Statement.” The “Investor Information” website does not have “cookies” that identify visitors to the site.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING INFORMATION

The Board of Directors of Alaska Air Group, Inc. (“AAG” or the “Company”) is soliciting proxies for the 2010 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 19, 2010 as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were XXXXXXXXX shares of Company common stock outstanding on the record date.

Annual Meeting materials, which include this proxy statement, a proxy card or voting instruction form, and our 2009 Annual Report, were delivered to the majority of our stockholders on or about April 1, 2010. Certain stockholders were mailed a Notice of Internet Availability of Proxy Materials on the same date. The Company’s Form 10-K for the year ended December 31, 2009 is included in the 2009 Annual Report. It was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2010.

Internet Availability of Annual Meeting Materials

Under SEC rules, Alaska Air Group has elected to make our proxy materials available over the internet rather than mail hard copies our to stockholders of record and to a segment of employee participants in the Company’s 401(k) Plans. On or about April 1, 2010, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2010 proxy statement and 2009 annual report to stockholders, and to view instructions on how to vote via the internet or by telephone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request a paper copy be mailed to you.

All stockholders may access, view and download this proxy statement and our 2009 Annual Report over the internet on our website located at http://www.alaskaair.com/company, by clicking on “Investor Information,” “Financial Reports” and “2009 Annual Report and 2010 Proxy Statement.” Information on our website does not constitute part of this proxy statement.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the Annual Meeting. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Computershare Trust Company, N.A. (Computershare), which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are the beneficial owner

1

but not the stockholder of record of those shares. Employees of the Company who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What am I voting on?

You are being asked to vote on the election of the nine director nominees named in this proxy statement, to ratify the selection of KPMG LLP as independent auditor, to provide an advisory vote in regards to the compensation of the Company’s named executive officers, to approve the 2010 Employee Stock Purchase Plan, and, if properly presented, to vote on one stockholder proposal. When you sign and mail the proxy card or submit your proxy by telephone or the internet, you appoint each of William S. Ayer and Keith Loveless, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Messrs. Ayer and Loveless.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR each of the Board’s nine director nominees named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors;

•	FOR the ratification of the compensation of the Company’s named executive officers;

•	FOR the 2010 Employee Stock Purchase Plan; and

•	AGAINST the stockholder proposal.

How do I vote my shares?

Stockholders of record can vote by using the proxy card or by telephone or by the internet. Beneficial owners whose stock is held:

•	in a brokerage account can vote by using the voting instruction form provided by the broker or by telephone or the internet.

•

by a bank, and have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by telephone or the internet.

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

•	in trust in one of the Company’s 401(k) retirement plans can vote using the voting instruction form provided by the trustee.

Beneficial owners, other than persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting.

Listed below are the various means — internet, phone and mail — you can use to vote your shares without attending the Annual Meeting.

2

You can vote on the internet.

Stockholders of record and beneficial owners of the Company’s common stock can vote via the internet regardless of whether they receive their annual meeting materials through the mail or via the internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the internet, please do not mail in your proxy card (unless you intend for it to revoke your prior internet vote). Your internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by phone.

Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior telephone vote). Your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by mail.

Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

The availability of telephone and internet voting.

Internet and telephone voting facilities for stockholders of record and beneficial holders will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on Monday, May 17, 2010. To allow sufficient time for voting by the trustee, voting instructions for 401(k) plan shares must be received no later than 11:59 p.m. Eastern Time on Thursday, May 13, 2010.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote before the meeting.

If you are a beneficial owner and do not provide your broker, bank or other trustee with voting instructions, your shares will not be voted.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, a stockholder may bring business before the meeting for publication in the Company’s 2010 proxy statement only if the stockholder gave written notice to the Company on or before November 30, 2009, and complied with the other requirements included in Article II of the Company’s Bylaws. The only such business as to which the Company received proper advance notice from a stockholder is a stockholder proposal described in this proxy statement and included on the Company’s proxy card. If the stockholder proposal is properly presented at the annual meeting, the named proxies intend to utilize the discretionary authority conferred by the proxies submitted pursuant to this solicitation to vote against such proposal.

3

The Company has not received valid notice that any business other than that described or referenced in this proxy statement will be brought before the meeting. As to any other matters that may properly come before the meeting and are not on the proxy card, the proxy grants to Messrs. Ayer and Loveless the authority to vote the shares for which they hold proxies in their discretion.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you have more than one account for your Alaska Air Group shares. Please complete and submit all proxies to ensure that all your shares are voted or vote by internet or telephone using each of the identification numbers.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by delivering a later-dated proxy or, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, by voting at the meeting. The later-dated proxy may be delivered by telephone, internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. Except for persons beneficially holding shares in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•

voting by telephone or on the internet (which may not be available to some beneficial holders) before 11:59 p.m. Eastern Time on Monday, May 19, 2010 (your latest telephone or internet proxy is counted);

•	signing and delivering a proxy card with a later date; or

•

voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the broker in order to vote at the meeting. Please also note that attendance at the meeting, in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially holding shares in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial holders to change their votes.

If you are a registered stockholder, you can obtain a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131.

If your shares are held by a broker, trustee or bank, you can obtain a new voting instruction form by contacting your broker, trustee or bank.

If your shares are held by one of the Company’s 401(k) retirement plans, you can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled “How are shares voted that are held in a Company 401(k) plan?” for more information.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

4

How are shares voted that are held in a Company 401(k) plan?

On the record date, XXXXXXXXX shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), sent a notice of proxy and access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustee will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustee will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Thursday, May 13, 2010. Because the shares must be voted by the trustee, employees who hold shares through the 401(k) plans may not vote these shares at the meeting.

May I vote in person at the meeting?

We will pass out a ballot to any record holder of our stock who requests a ballot at the meeting. If you hold your shares through a broker, you must bring a legal proxy from your broker in order to vote by ballot at the meeting. You may request a legal proxy from your broker by indicating on your voting instruction form that you plan to attend and vote your shares at the meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your broker receives your request. Because shares held by employees in the 401(k) plans must be voted by the trustee, these shares may not be voted at the meeting.

Can I receive future materials via the internet?

If you vote on the internet, simply follow the prompts for enrolling in the electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Registered stockholders may enroll in that service at the time they vote their proxy or at any time after the Annual Meeting and can read additional information about this option and request electronic delivery by going to www.computershare.com/us/ecomms. If you hold shares beneficially, please contact your broker to enroll for the electronic proxy delivery service.

If you already receive your proxy materials via the internet, you will continue to receive them that way until you instruct otherwise through the website referenced above.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or XXXXXXXX shares, must be present or represented at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial holder attends with a “legal proxy” from the record holder; or if the record holder has granted a proxy, whether by returning a proxy card or by telephone or internet, without regard to whether the proxy actually casts a vote or withholds or abstains from voting.

5

How many votes must the nominees have to be elected?

The Company has amended its Bylaws to require each director to be elected at each annual meeting by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies, Messrs. Ayer and Loveless, will be voted for the substitute nominee.

How many votes must the proposals to ratify the appointment of KPMG LLP as independent auditor, the advisory vote in regards to the compensation of the Company’s named executive officers, the employee stock purchase plan, and the stockholder proposal receive in order to pass?

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter of the proposal must be voted for each proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote for, will have the effect of a negative vote.

How are votes counted?

Voting results will be tabulated by Computershare. Computershare will also serve as the independent inspector of elections.

Is my vote confidential?

The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. Georgeson may use up to XX employees in connection with the solicitations. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be $XXXXX (exclusive of costs we would ordinarily expend in solicitation of proxies in the absence of an election contest). To date, $XXXXX has been

6

incurred. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the 2010 Annual Meeting will be available at the Annual Meeting. It will also be available Monday through Friday from April 1, 2010 through May 17, 2010 between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the preliminary voting results in a Form 8-K on or about May 21, 2010. You can read or print a copy of that report by going to the Company’s website – www.alaskaair.com/company, and then selecting Investor Information, and SEC Filings. Final results will be published in the Company’s Form 10-Q for the second quarter 2010. You can read or print a copy of that report by going directly to the SEC EDGAR files at http://www.sec.gov. You can also get a copy by calling us at (206) 392-5131, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

7

PROPOSAL 1. ELECTION OF DIRECTORS

The Company currently has nine directors. The Company’s Bylaws provide that the directors up for election this year shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Nine directors are nominees for election this year and each has consented to serve a one-year term ending in 2011.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2011

William S. Ayer

Director since 1999

Age – 55

Mr. Ayer has served as chair, president and CEO of Alaska Air Group as well as chair of Alaska Airlines and Horizon Air since May 2003. He has been CEO of Alaska Airlines since 2002, and served as president of Alaska Airlines from 1997 to 2008. Prior to 2003, Mr. Ayer worked in various marketing, planning and operational capacities at Alaska Airlines and Horizon Air. He has served on the Seattle Branch of the Federal Reserve Board since 2007, and also serves on the boards of Alaska Airlines and Horizon Air, Puget Energy, Angel Flight West, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board and the Museum of Flight. Mr. Ayer is chair of the boards of Puget Energy and its subsidiary, Puget Sound Energy. He also serves as a member of the governance and audit committees of the Puget Energy board. Mr. Ayer’s strategic planning skills and his responsibilities for execution of the Company’s strategic plan uniquely qualify him for his position on the Air Group Board.

Patricia M. Bedient

Director since 2004

Age – 56

Ms. Bedient serves as chair of the Board’s audit committee. She is executive vice president and CFO for the Weyerhaeuser Company, one of the world’s largest integrated forest products companies. A certified public accountant (CPA) since 1978, she served as the managing partner of Arthur Andersen LLP’s Seattle office prior to joining Weyerhaeuser. Ms. Bedient also worked at the firm’s Portland and Boise offices as a partner and as a certified public accountant (CPA) during her 27-year career with Andersen. She currently serves on the Alaska Airlines Board, the Weyerhaeuser Foundation board and the advisory board of the University of Washington School of Business. She has also served on the boards of a variety of civic organizations including the Oregon State University Foundation board of trustees, the World Forestry Center, City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce in Boise, Idaho. She is a member of the American Institute of CPAs and the Washington Society of CPAs. Ms. Bedient received her bachelor’s degree in business administration, with concentrations in finance and accounting, from Oregon State University in 1975. With her extensive experience in public accounting and her financial expertise, Ms. Bedient is especially qualified to serve on the Board and to act as a financial expert.

8

Phyllis J. Campbell

Director since 2002

Age – 58

Ms. Campbell serves as chair of the Board’s compensation committee. She was named chair of the Pacific Northwest Region of JPMorgan Chase & Co. in April 2009. She also serves on the firm’s executive committee. From 2003 to 2009, Ms. Campbell served as president and CEO of The Seattle Foundation. She was president of U.S. Bank of Washington from 1993 until 2001 and also served as chair of the Bank’s Community Board. Ms. Campbell has received several awards for her corporate and community involvement. These awards include the Women Who Make A Difference Award, and the Director of the Year from the Northwest Chapter of the National Association of Corporate Directors. Since August 2007, Ms. Campbell has served on Toyota’s Diversity Advisory Board. She also serves on the boards of Horizon Air, the Joshua Green Corporation, and Nordstrom, where she serves as chair of the audit committee. Until February 2009, Ms. Campbell served on the boards of Puget Energy and Puget Sound Energy. Ms. Campbell is also chair of the Board of Trustees of Seattle University. Ms. Campbell’s business and community leadership background and governance experience uniquely qualify her for her service on the Board.

Mark R. Hamilton

Director since 2001

Age – 65

Mr. Hamilton serves on the Board’s audit and safety committees. He is president of the University of Alaska, a position he has held since 1998. That same year, he retired as a U.S. Army major general following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was chief of staff of the Alaskan Command at Elmendorf Air Force Base and commander of division artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army’s highest peacetime award, the Joint Distinguished Service Medal. Mr. Hamilton currently serves as a director of the Alaska Airlines Board, the Aerospace Corporation Board, Alaska Sealife Center Board, and The Governor’s Alaska Military Force Advocacy and Structure Team. Previously, he served on the BP America Advisory board. Mr. Hamilton’s experience and leadership in the military distinguish him and qualify him for his Board role.

Jessie J. Knight, Jr.

Director since 2002

Age – 58

Mr. Knight serves on the Board’s compensation and governance and nominating committees. Starting in January 2010, Mr. Knight has assumed the duties of president and CEO for San Diego Gas and Electric Company, a subsidiary of Sempra Energy. From 2006 to 2009, he was executive vice president of external affairs at Sempra Energy. From 1999 to 2006, Mr. Knight served as president and CEO of the San Diego Regional Chamber of Commerce and, from 1993 to 1998, he was a commissioner of the California Public Utilities Commission. Prior to this, Mr. Knight won five coveted National Clio Awards for television, radio and printed advertising and a Cannes Film Festival Golden Lion Award for business marketing while at the San Francisco Chronicle and San Francisco Examiner newspapers. Mr. Knight also serves on the boards of Alaska Airlines, the San Diego Padres Baseball Club, and the Timken Museum of Art in San Diego. He is also a standing member of the Council on Foreign Relations. Mr. Knight’s knowledge and expertise on brand and marketing make him particularly qualified for the Alaska Air Group Board.

9

R. Marc Langland

Director since 1991

Age – 68

Mr. Langland is lead director and chair of the Board’s governance and nominating committee. He has been chair and a director of Northrim Bank (Anchorage, Alaska) since 1998, and served as the bank’s president from 1990 until 2009. Mr. Langland has also served as chair, president and CEO of the bank’s parent company, Northrim BanCorp, Inc. since December 2001. In 2001, Mr. Langland was inducted into the Alaska Business Hall of Fame. He was chair and CEO of Key Bank of Alaska from 1987 to 1988 and president from 1985 to 1987. He served on the board of trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was chair from June 1990 to January 1991. He is also a director of Horizon Air, Usibelli Coal Mine, Elliott Cove Capital Management, and Pacific Wealth Advisors, and is a member of the Anchorage Chamber of Commerce and a board member and past chairman of Commonwealth North. Mr. Langland’s background and skills honed as an Alaskan business leader and banker uniquely qualify him for his role on the Board.

Dennis F. Madsen

Director since 2003

Age – 61

Mr. Madsen serves on the compensation and audit committees. He is currently the chair of Pivotlink Software, a business intelligence service company in Bellevue, Washington. In 2008, Mr. Madsen became chair of specialty retailer Evolucion Inc. From 2000 to 2005, Mr. Madsen was president and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI’s executive vice president and COO from 1987 to 2000, and prior to that held numerous positions throughout the company. He also serves on the boards of Alaska Airlines, Horizon Air, Pivotlink Software, the Western Washington University Foundation, Western Washington University, Islandwood, Performance Bicycles, and the Youth Outdoors Legacy Fund. Mr. Madsen’s experience in leading a large people-oriented and customer-service driven organization qualifies him for his Board service.

Byron I. Mallott

Director since 1982

Age – 66

Mr. Mallott serves on the Board’s safety and governance and nominating committees. Currently he is a senior fellow of the First Alaskans Institute, a nonprofit organization dedicated to the development of Alaska Native peoples and their communities, a position he has held since 2000. Since 2007, Mr. Mallott has served on the Board of Trustees of the Smithsonian Institution’s National Museum of the American Indian. Mr. Mallott has served the state of Alaska in various advisory and executive capacities, and has also served as mayor of Yakutat and as mayor of Juneau. From 1995 to 1999, he served as executive director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil reserves. He was a director of Sealaska Corporation (Juneau, Alaska) from 1972 to 1988, chair from 1976 to 1983, and CEO from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Alaska Airlines, director and member of the nominating committee of Sealaska Corporation, and a director and member of the audit committee of Yak-Tat Kwaan, Inc. and Native American Bank, NA. Mr. Mallott’s leadership of native Alaskan people and his experience with governmental affairs qualifies him for his role on the Board.

10

J. Kenneth Thompson

Director since 1999

Age – 58

Mr. Thompson serves on the Board’s governance and nominating committee and is chair of the Board’s safety committee. Since 1999, Mr. Thompson has been president and CEO of Pacific Star Energy LLC, a private energy investment company in Alaska, with partial ownership in the oil exploration firm Alaska Venture Capital Group (AVCG LLC) where he serves as the managing director. Mr. Thompson served as executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was president of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska. He also serves on the boards of Horizon Air, Tetra Tech, and Coeur d’Alene Mines Corporation, and serves on a number of community service organizations. Mr. Thompson also serves on the governance/nominating and audit committees of Coeur D’Alene Mines Corporation and chairs its compensation committee. At Tetra Tech, Inc., Mr. Thompson serves on the governance/nominating, compensation and strategy planning committees. Mr. Thompson’s planning, operations and safety/regulatory experience specially qualifies him for his Alaska Air Group Board service.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED ABOVE AS DIRECTORS.

UNLESS OTHERWISE INDICATED ON YOUR PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION OF THESE NINE NOMINEES AS DIRECTORS.

11

PROPOSAL 2. RATIFICATION OF COMPANY’S INDEPENDENT AUDITOR

The Audit Committee has selected KPMG LLP (“KPMG”) as Air Group’s independent auditor for fiscal year 2010, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Air Group’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting entitled to vote on the proposal is required to ratify the selection of KPMG as Air Group’s independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITOR.

PROPOSAL 3. ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In March 2009, the Board of Directors announced its decision to become one of the first public companies in the nation to voluntarily solicit stockholder input on executive pay.

With this proposal, the Board of Directors gives the stockholders of the Company the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying footnotes included in the Company’s proxy statement (but not including the Compensation Discussion and Analysis).

See the Summary Compensation Table and accompanying footnotes on page XX.

The stockholder vote will not be binding on the Company and will not be construed as overruling a decision by the Board or creating or implying any fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

12

PROPOSAL 4. APPROVAL OF THE ALASKA AIR GROUP, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

Overview

At the Annual Meeting, stockholders are being asked to approve the Alaska Air Group, Inc. Employee Stock Purchase Plan (the “ESPP”), which was adopted, subject to stockholder approval, by the Board on March 11, 2010.

Under the ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock during periodic Offering Periods. The ESPP will not be effective without stockholder approval.

The Board believes that the ESPP will help the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s stockholders. The new ESPP will replace our 2002 Employee Stock Purchase Plan, which terminated at the end of February 2010.

Summary Description of the ESPP

The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which is attached as Exhibit A to this Proxy Statement.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and its stockholders.

Operation of the ESPP

The ESPP will generally operate in consecutive six-month periods referred to as “Offering Periods,” also referred to as “Purchase Periods.” The determination of the duration of future Offering Periods and Purchase Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Although the ESPP gives us flexibility to change the structure of future Offering Periods and Purchase Periods, at present we expect that the initial Offering Period will commence on September 1, 2010 and the next consecutive Offering Period to commence on March 1, 2011. The Company may change, if it so desires, the Offering Periods and Purchase Periods in the future.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. Subject to certain limits, a participant generally may elect to terminate

13

(but may not otherwise increase or decrease) his or her contributions to the ESPP during an Offering Period. A participant generally may elect to increase, decrease or terminate his or her contributions to the ESPP effective with the first Purchase Period that commences after the election is received. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of each Purchase Period that occurs during the Offering Period with respect to which it was granted (referred to as the “Purchase Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Purchase Date by the “Option Price” for that Purchase Period. The determination of the Option Price for a Purchase Period may be changed from time to time, except that in no event may the Option Price for a Purchase Period be lower than the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Purchase Date. Although the ESPP gives us flexibility to change the method for setting the Option Price, we initially expect to set the Option Price under the ESPP using the formula described above. We may change, if we desire, the method for establishing the Option Price in the future provided that any change we make is permitted by the ESPP and will not take effect until the next Purchase Period after the change. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility

Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must:

•	have completed at least six months of continuous employment with the Company or one of its subsidiaries that has been designated as a participating subsidiary; and

•	be customarily employed for more than five months per calendar year.

As of March 1, 2010, approximately 13,700 employees of the Company and its subsidiaries, including all of our named executive officers, were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions

If stockholders approve the ESPP, a maximum of 2,000,000 shares of our common stock may be purchased under the ESPP. Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute less than 1% or more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than 2,000 shares of the Company’s common stock under the ESPP with respect to any one Offering Period.

•

A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

14

•

A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

We have the flexibility to change the 1% and 10% contribution limits and the individual share limits referred to above from time to time without stockholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Termination of Participation

A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Purchase Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions

A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration

The ESPP is administered by the Board or by a committee appointed by the Board. The Board has appointed the Compensation Committee of the Board as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

15

No Limit on Other Plans

The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments

The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination

Unless the Board terminates the ESPP earlier, this Plan will terminate on, and no new Offering Periods will commence under the ESPP after March 1, 2020,. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Purchase Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the

16

shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Purchase Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Purchase Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Purchase Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Purchase Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards

The closing price of a share of the Company’s common stock as of March 19, 2010 was $[            ] per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

Vote Required for Approval of the Employee Stock Purchase Plan

The Board believes that approval of the adoption of the ESPP will promote the Company’s interests and the interests of its stockholders and continue to enable the Company to attract, retain and reward persons important to its success.

Members of the Board who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the ESPP.

[Approval of the adoption of the ESPP requires the affirmative vote of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter. Broker non-votes and abstentions will not be counted as a vote “for” or “against” this ESPP proposal.]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ALASKA AIR GROUP, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A.

17

CORPORATE GOVERNANCE

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they serve, discussing matters with our Chairman and CEO and other officers, reviewing materials provided to them, and visiting our facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company’s website and can be accessed free of charge at http://www.alaskaair.com/ and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary.

The table below shows the current membership of the standing Board committees. An asterisk (*) identifies the chair of each committee.

Board Committee Memberships

Name	Audit	Compensation	Governance and Nominating	Safety
Patricia M. Bedient	•*
Phyllis J. Campbell		•*
Mark R. Hamilton	•			•
Jessie J. Knight, Jr.		•	•
R. Marc Langland			•*
Byron I. Mallott			•	•
Dennis F. Madsen	•	•
J. Kenneth Thompson			•	•*

The principal functions of the standing Board committees are as follows:

Governance and Nominating Committee

Pursuant to its charter, the Governance and Nominating Committee’s responsibilities include the following:

1. Develop and monitor the Corporate Governance Guidelines.

2. Evaluate the size and composition of the Board and annually review compensation paid to members of the Board.

3. Develop criteria for Board membership.

4. Evaluate the independence of existing and prospective members of the Board.

5. Seek qualified candidates for election to the Board.

6. Evaluate the nature, structure and composition of other Board committees.

7. Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board, and each Board committee, including itself.

8. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

18

Audit Committee

Pursuant to its charter, the Audit Committee’s responsibilities include the following:

1. Matters pertaining to the independent auditors:

•	appoint them and oversee their work;

•	review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company;

•	maintain a dialogue with respect to their independence;

•	pre-approve all auditing and non-auditing services they are to perform;

•	review annual and quarterly financial statements and filings made with the SEC;

•	receive and review communications required from the independent auditors under applicable rules and standards;

•	establish clear hiring policies for employees and former employees of the independent auditors;

•	review audited financial statements with management and the independent auditors; and

•	receive and review required communications from the independent auditors.

2. Matters pertaining to the internal auditor:

•	review the planned activities and results of the internal auditors and any changes in the internal audit charter.

3. Matters pertaining to filings with government agencies:

•	prepare the Audit Committee Report required for the annual proxy statement.

4. Matters pertaining to controls:

•	review major financial reporting risk exposure and adequacy and effectiveness of associated internal controls;

•	review procedures with respect to significant accounting policies and the adequacy of financial controls;

•	discuss with management policies with respect to risk assessment and risk management including the process by which the Company undertakes risk assessment and management;

•	discuss with management, as appropriate, earnings releases and any information provided to analysts and rating agencies;

•

develop, monitor and reassess from time to time a Corporate Compliance program, including a Code of Conduct and Ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

•

obtain and review at least quarterly a statement from the CEO, CFO and Disclosure Committee disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

19

5. Annually review and reassess the adequacy of its charter and the Committee’s performance and recommend for Board approval any proposed changes to the charter.

Compensation Committee

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

1. Establish the process for approving corporate goals relevant to CEO compensation and evaluating CEO performance in light of those goals.

2. Set the salary of the CEO.

3. Approve salaries of other elected executive officers of Alaska Airlines and Horizon Air.

4. Set annual goals under the Performance-Based Pay and Operational Performance Rewards plans and administer the plans.

5. Grant stock awards and stock options.

6. Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

7. Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

8. Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Alaska Air Group Pension/Benefits Administrative Committee, Defined Contribution Retirement Benefits Administrative Committee, and the Pension Funds Investment Committee, and the Horizon Air Profit Sharing Administrative Committee, and approve the membership of those committees, trustees and trust agreements, and extension of plan participation to employees of subsidiaries.

9. Approve the terms of employment and severance agreements with elected officers and the form of change in control agreements.

10. Review executive-level leadership development and succession plans.

11. Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

12. Make modifications to the Alaska Airlines and Horizon Air profit sharing plans.

13. Produce the report on executive compensation required for the annual proxy statement.

14. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Safety Committee

Pursuant to its charter, the Safety Committee’s responsibilities include the following:

1. Monitor management’s efforts to ensure the safety of passengers and employees of the Air Group companies.

2. Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

3. Review management’s efforts to ensure aviation security and reduce the risk of security incidents.

20

4. Periodically review with management and outside experts all aspects of airline safety.

5. Evaluate the Company’s health, safety and environmental policies and practices.

6. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Board and Committee Meetings

In 2009, the Board of Directors held six regular meetings. The standing Board committees held the following number of meetings in 2009:

•	Audit Committee — 8

•	Compensation Committee — 5

•	Governance and Nominating Committee — 4

•	Safety Committee — 4

Each director attended, on average, at least 93% of all Board and applicable committee meetings during 2009. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, eight of nine directors attended the annual meeting.

Director Independence

The Board of Directors of the Company has determined that all of the directors except Mr. Ayer, which includes each member of the Audit Committee, Governance and Nominating Committee, and Compensation Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. In making its determination, the Board of Directors considered the amount of charitable contributions made by the Company to certain charitable organizations on which Ms. Bedient serves as director and the amount of a charitable contribution made by the Company to the University of Alaska where Mr. Hamilton is currently employed as President. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board of Directors affirmatively determined that none of these matters is a material relationship with the Company because the amounts of the contributions were immaterial with respect to the Company’s and the charitable organizations’ annual revenues.

Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or required by the SEC. The Board has determined that Ms. Bedient is an audit committee financial expert as defined in SEC rules.

The Corporate Governance Guidelines are available on the Company’s internet website at http://www.alaskaair.com and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary. Specifically, the Board has determined that independent directors meet the following criteria:

An independent director must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the categorical standards listed below.

1. The director has not, within the last three years, been employed by and no immediate family member has been an executive officer of the Company.

21

2. Neither the director nor any immediate family member has, in any 12-month period in the last three years, received more than $100,000 in direct compensation from the Company, other than compensation for director or committee service and pension or other deferred compensation for prior service.

3. (i) Neither the director nor any immediate family member is a current partner of the Company’s independent auditor firm; (ii) the director is not a current employee of the independent auditor firm; (iii) no immediate family member is a current employee of the independent auditor firm working in its audit, assurance or tax compliance practice; and (iv) neither the director nor any immediate family member was an employee or partner of the independent auditor firm within the last three years and worked on the Company’s audit within that time.

4. Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company serves on the compensation committee of a company that employs the director or immediate family member.

5. The director is not currently an employee, and no immediate family member is an executive officer, of another company (i) that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or (ii) of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

The Board considers that the following situations do not create material relationships:

1. the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director’s employment with the Company;

2. ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company’s or the organization’s annual revenues; or

3. the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company’s or the charitable organization’s annual revenues.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that in addition to the foregoing standards they may not (a) receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or (b) be an “affiliate” of the Company as defined by applicable SEC rules.

Director Nomination Policy

Identification and Evaluation of Candidates

1. Internal Process for Identifying Candidates

The Governance and Nominating Committee (the “Committee”) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible

22

candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research.

Additionally, the Committee may, from time to time, use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2. Candidates Proposed by Stockholders

a. General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 8 of the Company’s Bylaws. Specifically, these provisions require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company at least 90 days in advance of the third Tuesday in May (with respect to elections held at a regular annual meeting of stockholders), and that such notice include:

•	the name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated;

•	a representation that the stockholder is entitled to vote at the meeting;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•

other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	the consent of each nominee to serve as a director if elected.

(The Corporate Secretary and General Counsel will send a copy of the Company’s Bylaws to any interested stockholder who requests them. The Company’s Bylaws are also available on the Company’s website at http://www.alaskaair.com.)

b. Consideration of Director Candidates Recommended by Stockholders

The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the “Qualified Stockholder”). The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting

23

materials provided. In addition, as discussed above, non-Qualified Stockholders have the ability to nominate one or more director candidates directly at the annual meeting. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

c. Initial Consideration of Candidates Recommended by Qualified Stockholders

The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the following procedures.

Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the “Notice”). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. No such notice was received in connection with the 2010 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules.

The Notice shall also contain or be accompanied by the following information or documentation:

•

Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

•	A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

•	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

•

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written résumé or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the

24

Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

•

Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

•

Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

•	The signature of each candidate and of each stockholder submitting the proposal.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary and General Counsel will promptly forward the Notice to the Lead Director and Chair of the Governance and Nominating Committee.

d. Initial Consideration of Candidates Recommended by Other Stockholders

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee’s recommendations with any Qualified Stockholder who made a proposal.

3. Evaluation of Candidates

As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption “Policy on Minimum Qualifications for All Directors”; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

25

The Governance and Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominees’ relevant experience, intelligence, independence, commitment, ability to work with the CEO and within the Board culture, prominence, diversity, age, understanding of the Company’s business, and other factors deemed relevant to Alaska Air Group Board service. Diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other facts. The consideration of diversity is implemented through discussions at the Governance and Nominating Committee. For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Committee’s (or the Board’s) perceptions about future issues and needs. Relevant experiences might include, among other things, CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas — finance, accounting, sales and marketing, safety, organizational development, information technology, and government and public relations.

Board Leadership

The Board currently has a combined Chair and CEO, and an independent Lead Director. The Lead Director’s responsibilities are (a) to preside over periodic meetings of non-management directors as described in Section 2.1.3 of the Company’s Corporate Governance Guidelines; (b) to lead the non-management directors’ annual evaluation of the CEO; (c) to discuss any proposed changes to committee assignments with each affected director annually in advance of the Governance and Nominating Committee making its committee membership recommendations to the Board; (d) to discuss re-nomination with each director whose current term will end at the next annual meeting; (e) to review and provide input to Board meeting agendas; and (f) such other duties as may be described in the Company’s Corporate Governance Guidelines. The Board chooses this structure because the CEO is responsible for the day-to-day operation of the Company and for implementation of the Company’s strategy. Since the Company’s strategy is of critical importance to the performance of the Company, combining the responsibilities allows the Board Chair to lead the discussions regarding strategy.

Risk Oversight

Alaska Air Group has adopted an enterprisewide Risk Analysis and Oversight Program. This Program is designed to: a) identify the various risks faced by the

26

organization; b) assign responsibility for managing those risks to individual executives within the management ranks; and c) align these management assignments with appropriate board-level oversight.

Responsibility for the oversight of the Program itself has been delegated to the Board’s Audit Committee. In turn, the Audit Committee has tasked the Chief Compliance Officer with the day-to-day design and implementation of the Program.

Under the Program, an Alaska Air Group Risk Matrix has been developed and the organization’s most prominent risks have been identified, responsibility has been assigned to appropriate executives, and assignments have been aligned for appropriate Board oversight. Responsibility for managing these risks includes strategies related to both mitigation (acceptance and management) and transfer (insurance). The Risk Matrix is an ever-changing document and is updated continuously. At a minimum, the Audit Committee receives quarterly written reports regarding the Program and an annual in-person review of the Program’s status by the Chief Compliance Officer.

The Program also provides that each year the Audit Committee and the Governance and Nominating Committee of the Air Group Board work with the Chief Compliance Officer and Air Group’s Management Executive Committee to identify the most pressing risk issues for the next year. This subset of the Risk Matrix is then designated for heightened oversight during the next year, including in-person presentations by the designated management executive to the appropriate Board entity. Furthermore, these areas of emphasis regarding risk(s) are specifically reviewed and discussed with executive management during an annual executive officer planning session, in the third quarter of each year, and are incorporated into the process of developing the AAG strategic plan for the coming year.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee, along with its current independent consultant Mercer Consulting (retained by the Committee in late 2009) and the Company’s management team, has reviewed the risk impact of the Company’s executive compensation. Based on this review, the Company has concluded that its executive compensation programs do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on the Company.

Executive Sessions and Lead Director

The Air Group Board holds regular executive sessions of non-management directors quarterly. As provided in the Charter of the Governance and Nominating Committee, the Lead Director who presides over these executive sessions is the Chair of the Governance and Nominating Committee.

Stockholder Communication Policy

Any stockholder or interested party who wishes to communicate with the Alaska Air Group Board of Directors or any specific directors, including the Lead Director (who presides over executive sessions of the non-employee directors) or with the non-employee directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

27

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chair of the Audit Committee for review);

•

attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary presents a summary of all communications received since the last meeting of the Governance and Nominating Committee and will make those communications available to any director on request.

28

2009 DIRECTOR COMPENSATION

The following table presents information regarding the compensation paid for 2009 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Mr. Ayer, who is also one of our employees, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Ayer does not receive additional compensation for his service as a director.

Following the 2010 Annual Meeting, each Non-Employee Director’s annual cash retainer of $15,000 will increase to $43,000 in lieu of payments for individual board and committee meeting fees and interim telephone update participation fees during the period of service.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($)(2) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2) (f)	All Other Compensation ($)(3) (g)		Total ($) (h)
Patricia M. Bedient	44,116	35,984	0	0	0	2,564		82,664
Phyllis J. Campbell	38,516	35,984	0	0	0	11,472		85,972
Mark R. Hamilton	38,366	35,984	0	0	0	14,132		88,482
Jessie J. Knight, Jr.	34,116	35,984	0	0	0	1,758	(4)	71,858
R. Marc Langland	56,866	35,984	0	0	0	18,370		111,220
Dennis F. Madsen	42,516	35,984	0	0	0	5,953		84,453
Byron I. Mallott	32,916	35,984	0	0	0	23,150		92,050
J. Kenneth Thompson	42,116	35,984	0	0	0	15,848		93,948

(1)	Each non-employee director received at least 70%, or approximately $36,000, of their $51,000 annual retainer for 2009 in the form of deferred stock units issued under the Company’s 2008 Performance Incentive Plan. No other equity-based awards were granted to non-employee directors for 2009.

In 2009, in addition to the $51,000 annual retainer referenced above, the compensation for non-employee directors included the following:

•

attendance fees of $2,000 for each Audit Committee meeting and $1,200 per day for each Board or other committee meeting in which a non-employee director participated in person, or $750 if participation was via telephone;

•	$500 for participation in telephone updates that occur between meetings;

•	an annual retainer of $10,000 to the Governance and Nominating Committee chair, who is also the Lead Director;

•	an annual retainer of $8,000 to the Audit Committee chair and $5,000 to Compensation and Safety Committee chairs;

•	an annual retainer of $1,000 to non-employee directors who also served on the Boards of Directors of Alaska Airlines or Horizon Air;

•	attendance fees of $1,500 to members of the Company’s Finance Group; and

•	reimbursement of expenses in connection with attending Board and committee meetings as well as expenses in connection with director education.

(2)	Effective May 20, 2008, the stock portion of each non-employee director was paid in the form of deferred stock units under the 2008 Performance Incentive Plan, with the number of fully vested stock units determined by dividing $36,000 by the closing price of the Company’s common stock on the date of the annual stockholders meeting. Due to an extended trading black-out period at the time of the annual stockholders meeting in 2009, the stock portion of directors retainer was issued effective July 24, 2009, 24 hours after the trading window opened following the announcement of the Company’s earnings for the second quarter. The stock units will be paid in shares of common stock on a one-for-one basis following the termination of the director’s service as a member of the Board.

29

As of December 31, 2009, non-employee directors each held 3,335 fully vested deferred stock units. See discussion of these awards in Note 10 to the Company’s Consolidated Financial Statements included as part of the Company’s 2009 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Alaska Air Group directors do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Directors do not receive pension benefits for their service.

(3)	As part of each director’s compensation, the Non-Employee Director and the Non-Employee Director’s spouse were provided transportation on Alaska Airlines and Horizon Air. Included in the All Other Compensation column for each Non-Employee Director is the incremental cost to the Company of providing these benefits, as well as the value of each director’s (and his or her spouse’s) membership in the Company’s airport Boardroom program. Positive-space travel is a benefit unique to the airline industry. By providing this travel without tax consequences to Non-Employee Directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages Non-Employee Directors to travel, thus enhancing their connection to the Alaska Airlines and Horizon Air products and services.

In 2009, each director were given Alaska Airlines “North of Expected” promotional items at a value of $36.82 each.

In addition, the All Other Compensation column includes the value of reimbursements for taxes on the transportation benefits provided to each director as quantified below:

Director	Value of Taxes Paid ($)
Patricia M. Bedient	1,906
Phyllis J. Campbell	10,692
Mark R. Hamilton	12,890
Jessie J. Knight, Jr.	1,132
R. Marc Langland	17,283
Dennis F. Madsen	5,445
Byron I. Mallott	21,028
J. Kenneth Thompson	14,837

(4)	Amount reported for Mr. Knight includes California state tax reimbursement provided in connection with his transportation benefit.

CEO AND CFO CERTIFICATIONS

In accordance with NYSE listing standards, the Company’s 2009 CEO certification required by Section 303a.12(a) of the NYSE Listed Company Manual has been filed with the NYSE. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

CODE OF CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to all employees of the Company, including our CEO, CFO, principal accounting officer and persons performing similar functions. The Code of Conduct and Ethics is located on the Company’s internet website at http://www.alaskaair.com and is available in print to any stockholder who requests it. Information on the Company’s website, however, does not form a part of this proxy statement. The Company intends to disclose any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers on the Company’s internet website.

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship (i) in which we were, are or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any calendar year, and (iii) a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is (i) any person who is, or at any time since the beginning of the last fiscal year was, one of the directors or executive officers or a nominee to become a director, (ii) any beneficial owner of more than 5% of our common stock, or (iii) any immediate family member of any the these persons.

Under the policy, once a related person transaction has been identified, the Audit Committee (or the Chair of the Audit Committee for transactions that involve an aggregate amount of less than $1 million) must review the transaction for approval or ratification. Members of the Audit Committee or the Chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arms’ length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will participate in the approval or ratification process only to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: (i) employment by the Company of an executive officer unless he or she is an immediate family member of another related person; (ii) any compensation paid by the Company to a director; and (iii) transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved are below disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 2009.

31

INDEPENDENT AUDITORS

Selection of Independent Auditors for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected, and the stockholders ratified, KPMG LLP (“KPMG”) as the Company’s independent auditors for the current fiscal year. Representatives of KPMG are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Auditors

During fiscal years 2009, 2008 and 2007, the Company retained KPMG as its principal auditors. The independent auditors provided services in the following categories and amounts:

2009	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,036,907
Audit-Related Fees(2)	138,365
Tax Fees(3)	22,108
All Other Fees(4)	25,000

Total Fees for 2009	$1,222,380

2008	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,127,591
Audit-Related Fees(2)	166,224
All Other Fees(4)	30,500

Total Fees for 2008	$1,324,315

2007	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,212,523
Audit-Related Fees(2)	155,000
Tax Fees(3)	24,159
All Other Fees(4)	33,000

Total Fees for 2007	$1,424,682

(1)	Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404, and out-of-pocket expenses reimbursed during the respective year.

(2)	Consists of fees paid in connection with the audit of Air Group’s employee benefit plans in all years and, in 2008, fees incurred in connection with the Form S-8 Registration Statement filed on June 18, 2008.

(3)	Consists of fees paid for professional services in connection with tax consulting related to specific aircraft leasing and acquisition matters. These services were pre-approved by the Audit Committee.

(4)	Consists of fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls, (ii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services, and in 2007 and 2008, (iii) agreed-upon procedures regarding Air Group’s employee incentive pay plans.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent auditors, and has determined that it does not impact the independence of the auditors.

Independent Auditor Engagement Policy

The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company’s auditor performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.

The policy provides that any engagement of the Company’s outside auditor must be consistent with principles determined by the SEC, namely, whether the independent auditor is capable of exercising impartial judgment on all issues encompassed within the auditor’s engagement.

32

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent auditor for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the auditor’s independence, whether the auditor is the best provider for the services, and the appropriate proportion of audit to non-audit services.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•

the aggregate amount of fees paid for all such services is not more than five percent (5%) of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2009, 2008 and 2007, there were no such services that were performed pursuant to the “de minimis exception.”

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act, as amended, or incorporated by reference in any document so filed.

Review of Our Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent auditors, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG also included the material and judgmental matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Audit Committee of the Board of Directors

Patricia M. Bedient, Chair

Mark R. Hamilton, Member

Dennis F. Madsen, Member

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company common stock is owned as of March 19, 2010, by (a) each director and nominee, (b) each of the Company’s executive officers named in the Summary Compensation Table, and (c) all executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Ownership of Management

Name	Number of Shares of Common Stock Owned(1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)	Percent of Outstanding Shares(3)
Patricia M. Bedient	3,082	0	3,082	*
Phyllis J. Campbell	3,224	0	3,224	*
Mark R. Hamilton	2,345	0	2,345	*
Jessie J. Knight, Jr.	4,252	0	4,252	*
R. Marc Langland	5,848	0	5,848	*
Dennis F. Madsen	3,938	0	3,938	*
Byron I. Mallott	3,957	0	3,957	*
J. Kenneth Thompson	10,082	0	10,082	*
William S. Ayer	59,889	467,750	527,639	1.5%
Bradley D. Tilden	17,288	145,371	162,659	0
Glenn S. Johnson	11,354	85,879	97,233	*
Benito Minicucci	2,012	15,596	17,608	*
Jeffrey D. Pinneo	11,503	101,185	112,688	*
All Company directors and executive officers as a group (XX persons)	152,716	930,402	1,113,992	3.1%

*	Less than 1%

(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

(2)	Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the columns “Number of Shares of Common Stock Owned” and “Options Exercisable within 60 Days.” Beneficial ownership does not include shares of common stock payable upon the vesting of restricted stock units, none of which will vest within 60 days, as follows: Mr. Ayer, 90,338; Mr. Tilden, 34,744; Mr. Johnson, 24,802; Mr. Minicucci, 42,920; and Mr. Pinneo, 17,400.

(3)	We determine applicable percentage ownership based on [35,632,864] shares of our common stock outstanding as of [March 1, 2010.] [Update on Record Date]

34

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 19, 2010.

5% or More Beneficial Ownership

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares(1)

PRIMECAP Management Company(2)	2,654,950	7.53
225 South Lake Avenue, #400 Pasadena, CA 91101

BlackRock, Inc.(3)	2,590,244	7.35
40 East 52nd Street New York, NY 10022

Dimensional Fund Advisors LP(4)	1,965,679	5.58
Palisades West, Building One 6300 Bee Cave Road West Austin, TX 78746

Franklin Resources, Inc.(5)	1,873,000	5.30
100 Vanguard Boulevard Malvern, PA 19355

(1)	We determine applicable percentage ownership based on XXXXXXX shares of our common stock outstanding as of March 19, 2010.

(2)	Beneficial ownership information is based on a Schedule 13G/A filed by PRIMECAP Management Company (“PRIMECAP”) on February 11, 2010. PRIMECAP reported in the Schedule 13G/A that it had sole voting power over 218,810 shares and sole dispositive power over all 2,654,950 shares.
(3)	Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 20, 2010. BlackRock reported in the Schedule 13G that it had sole voting power over all 2,590,244 shares and sole dispositive power over all 2,590,244 shares.

(4)	Beneficial ownership information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP. (“Dimensional”) on February 10, 2010. Dimensional reported in the Schedule 13G that, as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies and serves as investment manager to other accounts (collectively, the “Funds”), which hold the shares shown in the table above. To Dimensional’s knowledge, the interest of any one Fund does not exceed 5% of the class of securities. Dimensional further reported that while it possesses voting and investment power over 1,920,937 shares and sole dispositive power over 1,965,679 shares, such shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(5)	Beneficial ownership information is based on a Schedule 13G filed by Franklin Resources, Inc. (“Franklin”) and Charles B. Johnson and Rupert H. Johnson, Jr., its principal stockholders on January 21, 2010. Franklin reported in the Schedule 13G that, for purposes of Rule 13d-3 under the Act, investment subsidiaries of Franklin, Franklin Advisory Services, LLC and Franklin Advisers, Inc., may be deemed to be the beneficial owners of the shares, and that Messrs. Johnson and Johnson, and Franklin, each disclaim beneficial ownership of any securities. Franklin reported that Franklin Advisory Services, LLC has sole voting and dispositive power over 1,273,000 of the 1,873,000 shares beneficially owned, and Franklin Advisers, Inc. has sole voting and dispositive power over 600,000 of the 1,873,000 shares beneficially owned.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section contains a discussion of the material elements of compensation earned during 2009 by the Company’s Named Executive Officers listed in the Summary Compensation Table below: CEO of Alaska Air Group, Inc. William S. Ayer; president of Alaska Airlines, Inc. Bradley D. Tilden; CFO of Alaska Air Group, Inc. Glenn S. Johnson; COO of Alaska Airlines, Inc. Benito Minicucci; and Jeffrey D. Pinneo, CEO of operating subsidiary Horizon Air Industries, Inc.

35

The structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For Named Executive Officers, a high percentage of total direct compensation is variable and tied to the success of the Company because these are the senior leaders primarily responsible for the overall execution of the Company’s strategy. The Company’s strategic goals are reflected in its incentive-based executive compensation programs so that executives’ interests are aligned with stockholder interests. Executive compensation is designed to be internally equitable, reflective of the business challenges facing the Company, and scaled to the industry.

Objectives of our Executive Compensation Program

The objectives of the executive compensation programs, as determined by the Alaska Air Group Board Compensation Committee, are as follows:

•

to attract and retain highly qualified executives who share the Company’s values and commitment to the Company’s strategic plan by designing the total compensation package to be competitive with appropriate reference points;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific goals as reflected in the Performance-Based Pay plan and the Company’s strategic plan;

•

to align the interests of executives, employees, and stockholders by tying a large portion of our executives’ total direct compensation (base salary, short-term incentive pay, and equity awards) to the achievement of objective goals related to the Company’s safety record, cost structure, customer satisfaction, and profitability; and

•	to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive in the long term.

How Executive Compensation is Determined

The Role of the Compensation Committee and Consultants

The Compensation Committee determines and approves the Named Executive Officers’ compensation. The Committee’s current compensation consultant is Mercer Consulting, LLP. With respect to 2009 executive compensation, the Committee consulted with Grant Thornton LLP for advice regarding trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to variable pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. When determining executive compensation, the Committee considers input from a variety of sources and also several other factors described below.

How the Elements of our Executive Compensation Program were Selected

The Compensation Committee conducts periodic reviews of the Company’s executive compensation to ensure that it is structured to satisfy the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance

36

goals and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect the performance of the business.

The Committee uses both fixed compensation and variable performance-based compensation to achieve a balanced program that is competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change in control benefits are intended to attract and retain highly qualified executives and are paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and longer-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Executive Pay Mix and the Emphasis on Variable Pay

The Compensation Committee believes that emphasis on variable compensation at the senior executive levels of the Company is a key element in achieving a pay-for-performance culture, aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee believes that the plans provide meaningful incentives for executives while balancing risk and appropriate reward. The Committee, when determining executive pay, ensures that compensation is closely aligned with the overall strategy of the Company, with superior performance and stockholder return as the ultimate motivation.

Total direct compensation for a Named Executive Officer is tailored to place a substantial emphasis on pay that is tied to performance objectives. Excluding special equity awards, for 2009, the Committee approved target-level compensation for Mr. Ayer that is 83% variable and tied to stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target compensation that is on average 76% variable.

37

The Use of Benchmarking

Periodically, the Committee reviews and analyzes total direct compensation at the executive level. In 2007, the last review of data relevant to 2009 compensation, the analysis included the use of “benchmarking” to provide a review of total direct compensation as compared to market data. For this purpose, the Committee considered air carrier peer group data as well as general industry data. The data was weighted two-thirds airline and one-third general industry to identify a “market consensus” compensation level for each executive position. For the analysis of market consensus, the Committee applied a greater focus on peer group air carriers because these are the primary companies that compete with the Company for key talent, customers, and stockholder investment. Peer group air carrier companies also receive greater emphasis because in the airline industry the vast majority of the Company’s employees are unionized and have pay that is often compared to industry peers. Prior to a review in 2010, the peer group consisted of Air Tran Holdings, AMR Corporation, Continental Airlines Inc., Delta Air Lines Inc., Frontier Airline Holdings, JetBlue Airways Corporation, Southwest Airlines Corporation, UAL Corporation and US Airways Group Inc. For the 2010 compensation review, the peer group has been updated. Please see the “2010 Compensation Changes” section below for further discussion.

The Application of Internal Equity Considerations

The Committee believes that the appropriate way to compensate Named Executive Officers is to consider many principles of compensation, including internal equity. The Committee recognizes that CEO compensation at many publicly traded companies in the United States dramatically increased over a short period of time and that compensation data is susceptible to ratcheting effects resulting from external comparisons. This leads the Committee, with the CEO’s full support, to not solely accept “benchmarking” data to set compensation levels. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, most notably internal equity, when determining CEO compensation. At current levels, the CEO’s total direct compensation represents approximately two times that of the Executive Vice President level, and approximately four times that of the Vice President level. By considering internal equity, the Committee believes that the resulting data points link CEO and employee pay, and are more reliable and more insulated from external ratcheting effects.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for Named Executive Officers. Base salaries, benefit values, incentive plan payments, equity awards, equity exercises, perquisites, and retirement benefits are included on tally sheets. The Company’s corporate affairs and human resources departments prepare the tally sheets. To date, the Committee’s use of tally sheets has provided verification that executive compensation is internally equitable and proportioned according to the Committee’s expectations with regard to executive compensation.

The Use of Performance Measures

The Committee uses objective performance goals in the “Performance-Based Pay” annual incentive plan. The Committee also uses performance measures in long-term equity awards by utilizing restricted stock unit, stock option,

38

and performance stock unit awards. Annual incentives and long-term incentives are intended to motivate executives to achieve superior performance levels by setting goals that are tied to the Company’s strategic plan and by linking executives’ compensation to long-term stockholder gain. All non-union employees and most union groups at the Company participate in the Performance-Based Pay plan. The Committee believes this motivates all employees to achieve the same goals and ensures that the targets are the focus of all employees across the Company.

Current Executive Pay Elements

Base Pay

In general, for Named Executive Officers, the Committee targets base salary levels in the 25th percentile based on market consensus data identified in the review described above. The Committee assesses each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

At the initiation of Mr. Ayer, the Committee accepted that his base salary for 2009 remain at the same level it had for the past four years, and lower than it had been in the three years prior to that. The Committee believes that Mr. Ayer’s leadership in this matter has been invaluable in defining and re-affirming the Company’s core values and employee commitment to the strategic plan. In 2009, Mr. Ayer’s base salary was in the bottom quartile compared to the most recent information reviewed from the peer group. The chart below depicts CEO base salaries at airline peer group companies.

CEO Base Pay Comparisons (Airlines)

2006 – 2009* Base Salary
Alaska Air Group, Inc.	$360,000
Base Salary (Air Group peers)**
Air Tran Holdings	$500,000
AMR Corporation	$666,348
Continental Airlines, Inc.***	$296,875
Delta Air Lines, Inc.	$600,000
Frontier Airline Holdings**	$268,598
JetBlue Airways Corporation	$372,917
Southwest Airlines Corporation	$441,121
UAL Corporation	$850,000
US Airways Group, Inc.	$550,000
Average Base Salary (Air Group peers)	$505,095

*	Although his stated base salary approved by the Committee is $360,000 for 2009, Mr. Ayer’s actual earnings in 2009 were $373,846 because of the timing of pay periods, resulting in 27 payments in 2009 compared to 26 payments in a normal fiscal year. This timing event impacted all employees in 2009.

**	Amounts are derived from most recent compensation data available as of the date of this proxy statement. In most cases, this is the 2008 base salary as reported in the respective company’s 2009 proxy statement, except for Frontier, which represents salary for the fiscal year ended March 31, 2009.

***	The full-year salary for Mr. Kellner of Continental Airlines in 2008 was $712,500, although he voluntarily waived his salary for the period June 1, 2008 through December 31, 2008, representing a waiver of $415,625.

39

The Committee believes that 25th percentile base salary levels for the other Named Executive Officers, with the opportunity to earn market-level compensation through short- and long-term incentive plans that pay when performance objectives are met, are appropriate. With respect to 2009 compensation, the base salary levels of the other Named Executive Officers averaged in the 25th percentile when last reviewed.

Performance-Based Annual Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the Performance-Based Pay plan, which is intended to motivate the executives to achieve specific Company goals. The majority of the Company’s employees now participate in the Performance-Based Pay plan. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target level performance for the Performance-Based Pay plan that is consistent with the Company’s strategic plan goals.

Each participant in the Performance-Based Pay plan is assigned a target participation level, expressed as a percentage of the participant’s base salary. For the Named Executive Officers, the 2009 target participation levels are as follows:

Performance-Based Pay Plan Participation

Name	Target Participation as % of Base Salary
William S. Ayer	100%
Bradley D. Tilden	75%
Glenn S. Johnson	75%
Benito Minicucci	75%
Jeffrey D. Pinneo	75%

Incentive award payments may range from zero to 200% of the Named Executive Officers’ target based on the achievement of the objective performance standards set by the Compensation Committee at the beginning of each year. For 2009, the Performance-Based Pay Plan metrics were set as follows:

Performance-Based Pay Metrics

Goal	Weight	Threshold		Target		Maximum
		Alaska	Horizon	Alaska	Horizon	Alaska	Horizon
Operational Performance
• Safety lost-time injuries per 100 full-time employees	10%	4.44 or fewer	3.69 or fewer	4.22 or fewer	3.51 or fewer	4.00 or fewer	3.32 or fewer
• Employee Engagement (as measured by the number of months we exceed our monthly customer satisfaction goal)	10%	3 months		6 months		9 months
• CASM ex fuel and special items (cost per available seat mile)	10%	8.10¢	15.34¢	8.00¢	15.14¢	7.80¢	14.84¢
AAG Profitability
Adjusted Pre-tax Profit	70%	$75 million		$100 million		$200 million

40

Target performance is set according to measures that will keep the Company on course for achieving goals consistent with the strategic plan. Maximum targets are intended to set goals for superior performance. Threshold goals are set to improve year-over-year performance. The 2009 Alaska Air Group profitability target was established by identifying the level of profitability achieved with a 3% adjusted pre-tax profit margin. The Safety and Employee Engagement metrics were set to drive continuous improvement on those measures. The CASM, excluding fuel and special items metric was similarly chosen to promote the Company’s progress on its strategic plan. The modifiers were selected to align with each subsidiary’s operational performance goals measured by on-time performance.

For 2009, a modifier was added to the Performance-Based Pay plan that results in plus or minus ten percentage points based on the number of months that each subsidiary’s on-time performance goal was reached or exceeded. The metrics are detailed below:

Modifier to Performance-Based Pay Metrics

Number of Months Achieve Performance Goal
Modifier	-10 pts	-10 pts	-8 pts	-6 pts	-4 pts	-2 pts	No Adj.	+2 pts	+4 pts	+6 pts	+8 pts	+10 pts	+10 pts
	0	1	2	3	4	5	6	7	8	9	10	11	12

Historically, the Performance-Based Pay plan has paid out as follows:

41

In addition, all of the Company’s employees, including the executive officers, participate in a separate incentive plan called Operational Performance Rewards, which pays a monthly incentive payment of an equal amount to all employees when particular operational performance targets are met. Awards are based on operational performance and customer satisfaction, and the maximum annual payout for each employee is $1,200.

Long-Term Equity-Based Pay

An important element of executive compensation program is long-term equity-based incentive awards, which link executive pay to stockholder value. Long-term equity incentives are awarded annually and are primarily intended to align Named Executive Officers’ long-term interests with stockholders’ long-term interests, although the Committee believes that by promoting stock ownership by executives, they also play a role in helping the Company to attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

Stock Options: The Company makes a portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company’s common stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if Air Group stockholders realize value on their shares. The stock options also function as a retention incentive for executives as they vest ratably over the four-year period after the date of grant.

Restricted Stock Units: The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted stock units. Subject to the executive’s continued employment with the Company, the restricted stock units vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. Thus, the units are designed to link executives’ interests with those of Air Group’s stockholders (as the units’ value is based on the value of Air Group common stock) and to provide a long-term retention incentive through the vesting period.

Performance Stock Units: In 2007 and 2008, the Company granted the Named Executive Officers performance stock units as part of the long-term equity-based incentive program. The stock units will vest only if the Company achieves a pre-determined average pre-tax profit margin over the course of three years. No performance stock units were granted in 2009.

Equity Guidelines: The Committee considers and generally follows equity grant guidelines that are modeled according to the total direct compensation levels and pay mix described above. Target equity grants, when combined with all other compensation elements, are designed to achieve total direct compensation at the 50th percentile of market consensus for Named Executive Officers. Named Executive Officers’ equity grants may be adjusted above or below target based on:

•	the individual’s contribution to the success of the Company’s financial performance;

•	internal equity;

•	the individual’s performance of his job responsibilities; and

•	the accounting impact to the Company and potential dilution effects of the grant.

42

For 2009, the guidelines applied to the Named Executive Officers are noted in the table below:

Equity Guidelines

	Equity Target as % of Base Pay	Equity Mix
Name		Stock Options	Restricted Stock Units
William S. Ayer	300%	50%	50%
Bradley D. Tilden	225%	50%	50%
Glenn S. Johnson	200%	50%	50%
Benito Minicucci	200%	50%	50%
Jeffrey D. Pinneo	200%	50%	50%

Special Equity Awards: In 2009, the Committee granted Mr. Ayer a retention award in the form of stock options and restricted stock units. These awards have a term of ten years and will vest on the third anniversary of the grant date. These awards are not subject to accelerated vesting upon retirement or separation from the Company.

Stock Ownership Guidelines

In 2009, the Company adopted stock ownership guidelines for elected officers. Under the guidelines, elected officers are strongly encouraged to hold Company stock having a value of one year’s base salary. The Committee reviews executive ownership annually.

Perquisites and Personal Benefits

Beginning in 2008, an annual amount equal to 12% of base salary is paid to each Named Executive Officer in lieu of all perquisites except for travel, life insurance, health exams, accidental death and dismemberment insurance, and Alaska Airlines Boardroom membership. Pursuant to the terms of a long-standing agreement with certain executives involved in a merger in the 1980s, the Company will provide lifetime travel to Mr. Ayer as part of his retirement.

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit retirement plans. The Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) and the Company’s 401(k) plans are tax-qualified retirement plans that the Named Executive Officers participate in on substantially the same terms as other participating employees. Due to maximum limitations imposed by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined benefit plan, the benefits that would otherwise be payable to the Named Executive Officers under the Salaried Retirement Plan are required to be limited. An unfunded defined benefit plan, the 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”), provides make up benefits plus supplemental retirement benefits.

The Named Executive Officers are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred.

Please see the “2009 Pension Benefits” and “2009 Nonqualified Deferred Compensation” tables and information following them for a description of these plans.

43

Agreements Regarding Change in Control and Termination

The Company does not have employment agreements in place with the Named Executive Officers, although it does have change in control agreements with them.

The Company has entered into change in control agreements because it believes that the occurrence, or potential occurrence, of a change in control transaction would create uncertainty and disruption during a critical transaction time for the Company. The payment of cash severance benefits is triggered only if two conditions are met: (1) actual or constructive termination of employment and (2) a change in control transaction, because the Company believes that Named Executive Officers should be entitled to receive cash severance benefits only if both conditions are met. Once the change in control event commences, the Named Executive Officer’s severance and benefits payable under the contract begins to diminish with time, until ultimate expiration of the agreement 36 months later.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid to its CEO and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible, and it believes that a substantial portion of compensation paid under its current program (including the annual incentives and stock option grants described above) satisfies the requirements under Section 162(m). However, the Company reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2008, the Company believes that no portion of its tax deduction for compensation paid to its Named Executive Officers will be disallowed under Section 162(m).

2010 Compensation Changes

For 2010, the Committee has made several changes to how it determines compensation for the Named Executive Officers. The peer group has been updated and consists of Air Tran Holdings, AMR Corporation, Continental Airlines, Delta Air Lines, ExpressJet, JetBlue Airways, Hawaiian Holdings, Mesa Air Group, Republic Airways Holdings, SkyWest, Southwest Airlines, United Airlines, and US Airways Group. For the 2010 compensation review, the Committee relied only upon air carrier peer group data for the Named Executive Officers and not general industry data of companies with similar revenues as it has in past years.

For 2010, the Committee retained Mercer Consulting LLP (Mercer) as its compensation consultant. Mercer provides other services to the Company, primarily actuarial services related to our pension and post-retirement benefit plans.

In 2010, the Committee granted performance stock units to the Named Executive Officers that will vest only if the Company’s Total Shareholder Return, as defined in the agreement, ranks a certain level among its peers over a three-year period.

44

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NYSE listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2009 Annual Report on Form 10-K on file with the SEC.

Compensation Committee of the Board of Directors

Phyllis J. Campbell, Chair

Jessie J. Knight, Jr., member

Dennis F. Madsen, member

(1)	SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2009. No member of the Compensation Committee during 2009 is or has been a former or current executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2009.

45

2009 SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of the CEO, the CFO and the three other most highly compensated executive officers for services rendered during 2009. These individuals are referred to as “Named Executive Officers” in this Proxy Statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
William S. Ayer Chairman, President, and CEO	2009 2008 2007	373,846 360,000 360,000	0 0 0	1,549,782 927,100 672,745	1,675,171 646,441 500,126	621,585 186,840 76,320	271,949 194,473 29,644	78,424 68,155 47,508	4,570,757 2,383,009 1,686,343

Bradley D. Tilden(5) President (Alaska Airlines)	2009 2008 2007	353,074 278,538 260,000	0 0 0	544,145 489,322 368,510	590,016 335,464 363,881	440,577 108,421 41,340	250,643 57,324 171,291	81,315 55,181 43,754	2,259,770 1,324,250 1,248,776

Glenn S. Johnson(6) Executive Vice President/Finance and CFO	2009 2008 2007	311,537 277,462 251,135	0 0 0	388,651 380,737 93,414	419,948 268,126 227,145	388,863 108,002 35,471	417,941 637,129 94,893	61,656 49,556 45,599	1,988,596 1,721,012 747,657

Benito Minicucci(7) Executive Vice President/Operations and COO (Alaska Airlines)	2009	259,610	0	305,916	333,248	324,215	18,487	64,642	1,306,118

Jeffrey D. Pinneo(8) President and CEO (Horizon Air Industries)	2009 2008 2007	247,558 237,000 237,000	0 0 0	234,260 335,378 197,110	252,036 226,499 218,542	340,366 78,032 35,550	176,615 150,068 803,632	71,032 63,103 52,094	1,321,867 1,090,080 1,543,928

(1)	The amounts reported in Columns (e) and (f) of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited in any of the three years presented. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 10 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2009 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted in 2009 to the Named Executive Officers for 2009, please see the discussion under “Grants of Plan-Based Awards” below. In 2007 and 2008, the Committee also granted Performance Stock Units to the Named Executive Officers that vest based on the Company’s achievement of pre-established performance goals for the adjusted pre-tax profit margin over a three-year period as described in the “Compensation Discussion and Analysis” above. Column (e) above reflects the fair value of these awards on the grant date based on the probable outcome of the performance conditions at that time, which was the target award. The following table depicts the grants of Performance Stock Units to the Named Executive Officers in 2007 and 2008 and the number of units expected to vest as of December 31, 2009:

46

Name	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Units Expected to Vest as of December 31, 2009
		Threshold	Target	Maximum
William S. Ayer	1/31/07	2,625	10,500	22,100	0
	2/8/08	5,525	22,100	44,200	5,525
Bradley D. Tilden	1/31/07	1,350	5,400	10,800	0
	2/8/08	2,875	11,500	23,000	2,875
Glenn S. Johnson	1/31/07	273	1,090	2,180	0
	2/8/08	2,300	9,200	18,400	2,300
Benito Minicucci	1/31/07	125	500	1,000	0
	2/8/08	283	1,130	2,260	283
Jeffrey D. Pinneo	1/31/07	1,150	4,600	9,200	0
	2/8/08	1,950	7,800	15,600	1,950

(2)	Non-Equity Incentive Plan Compensation is Performance-Based Pay Plan compensation and Operational Performance Rewards, further described in the “Compensation Discussion and Analysis” section above.

(3)	The amount reported in Column (h) of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Retirement Plan for Salaried Employees and the Officers Supplementary Retirement Plan as well as earnings on each Named Executive Officer’s account under the Nonqualified Deferred Compensation Plan. For Mr. Minicucci, the amount represents Company contributions to the Officers Supplementary Retirement Plan defined-contribution plan in lieu of the defined-benefit plan.

(4)	The following table presents detailed information on the types and amounts of compensation reported for the Named Executive Officers in Column (i) of the Summary Compensation Table. For Column (i), each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Tax reimbursements are provided for travel privileges unique to the airline industry. Also included in the total for Column (i) are: the Company’s incremental cost of providing flight benefits; Alaska Airlines Board Room membership; annual physical; accidental death and dismemberment insurance premiums; and perquisite allowance. By providing positive-space travel without tax consequences to Named Executive Officers, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for Named Executive Officers to connect with the Company’s frontline employees.

Name	Company Contribution to 401(k) Account	Term Life Insurance Premiums (and Taxes Paid)	Medical Insurance Premiums	Perquisite Allowance	Travel Taxes Paid	Other
William S. Ayer	$7,350	$1,223($704)	$10,856	$44,862	$11,784	$1,645
Bradley D. Tilden	$7,350	$611($351)	$10,856	$42,369	$17,107	$2,671
Glenn S. Johnson	$7,350	$862($496)	$8,048	$37,385	$6,259	$1,256
Benito Minicucci	$14,700	$321($183)	$10,856	$31,154	$5,917	$1,511
Jeffrey D. Pinneo	$16,500	$690($396)	$9,343	$30,856	$10,589	$2,658

(5)	Mr. Tilden was elected President of Alaska Airlines, Inc. in December 2008. His base salary is $340,000 effective December 4, 2008.

(6)	Mr. Johnson was elected Executive Vice President/Finance and CFO of Alaska Air Group, Inc. in December 2008. His base salary is $300,000 effective December 4, 2008. In 2008, Mr. Johnson became partially vested under the Supplementary Retirement Plan, and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, $574,992 is included in the Summary Compensation Table in Column (h) as the Change in Pension Value and is attributable to Mr. Johnson’s vesting and service accruals under the Supplementary Retirement Plan during 2008. The Supplementary Retirement Plan and the nonqualified benefits are payable over the long-term after Mr. Johnson retires from the Company.

(7)	Mr. Minicucci was elected Executive Vice President/Operations and Chief Operating Officer of Alaska Airlines, Inc. in December 2008 and was not a Named Executive Officer prior to 2009. As such, Mr. Minicucci’s compensation data is included only for 2009.

47

(8)	In 2007, Mr. Pinneo became partially vested under the Supplementary Retirement Plan, and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, $802,627 is included in the Summary Compensation Table in Column (h) as the Change in Pension Value and is attributable to Mr. Pinneo’s vesting and service accruals under the Supplementary Retirement Plan during 2007. This accrual also includes Mr. Pinneo’s nonqualified benefits described in the paragraph below. The Supplementary Retirement Plan and the nonqualified benefits are payable over the long-term after Mr. Pinneo retires from the Company.

When Mr. Pinneo was elected President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan on account of prior service at Alaska. At that time, Horizon Air, which does not have a plan similar to the Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.

2009 GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2009. Each of the equity-based awards reported in the table below was granted under our 2008 Performance Incentive Plan (2008 Plan).

Name (a)	Grant Date (b)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
			Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)
William S. Ayer	1/29/09		0	0	0	0	0	0	24,125	51,300	27.56	1,383,188
	1/29/09	(2)	0	0	0	0	0	0	32,108	68,338	27.56	1,841,765
	N/A		93,462	373,846	747,692	0	0	0	0	0	0	0
Bradley D. Tilden	1/29/09		0	0	0	0	0	0	19,744	42,138	27.56	1,134,161
	N/A		66,201	264,806	529,611	0	0	0	0	0	0	0
Glenn S. Johnson	1/29/09		0	0	0	0	0	0	14,102	29,992	27.56	808,599
	N/A		58,413	233,653	467,306	0	0	0	0	0	0	0
Benito Minicucci	1/29/09		0	0	0	0	0	0	11,100	23,800	27.56	639,164
	N/A		48,679	194,708	389,415	0	0	0	0	0	0	0
Jeffrey D. Pinneo	1/29/09		0	0	0	0	0	0	8,500	18,000	27.56	486,296
	N/A		46,417	185,669	371,337	0	0	0	0	0	0	0

(1)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see the discussion of stock awards and option awards contained in Note 10 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2009 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	The Committee granted a special retention award in the form of restricted stock units and option awards to Mr. Ayer in 2009 that vest on the third anniversary of the date of grant. These awards were granted in addition to his annual compensation equity awards. These awards are not subject to accelerated vesting upon retirement or other termination from the Company.

48

Description of Equity-Based Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2008 Plan, which is administered by the Compensation Committee. The Committee has authority to interpret the plan provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Unless otherwise provided by the Committee, awards granted under the plans are generally only transferable to a beneficiary of a Named Executive Officer upon his death.

Options

Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2008 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date in Column (k).

Each option granted to the Named Executive Officers in 2009 is subject to a four-year vesting schedule, with 25% of the options vesting on each of the first four anniversaries of the grant date. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to the Named Executive Officers in 2009 has a term of ten years. If a Named Executive Officer’s employment terminates for any reason other than due to his death, disability or retirement, the unvested portion of the options will immediately terminate. If the Named Executive Officer’s employment is terminated as a result of the officer’s death or disability, the options will immediately vest and become exercisable. If the Named Executive Officer’s employment is terminated as a result of the officer’s retirement, the options, other than Mr. Ayer’s retention awards, will continue to vest and become exercisable over the three-year period following the retirement date (subject to earlier termination at the end of the option’s stated term). For these purposes, “retirement” generally means a termination of employment on or after attaining age 60, attaining age 55 with at least five years of service with the Company, or becoming entitled to commence benefits under a Company-sponsored defined benefit plan in which the officer participates (with at least 10 years service). Unless otherwise provided by the Board of Directors, if there is a change in control of the Company, the options will generally become fully vested and exercisable.

The options granted to Named Executive Officers during 2009 do not include any dividend rights.

Restricted Stock Units

Column (i) of the table above reports awards of restricted stock units granted to the Named Executive Officers for 2009. Each restricted stock unit represents a contractual right upon vesting to receive one share of our common stock. Restricted stock units granted to the Named Executive Officers for 2009 will vest in one installment on the third anniversary of the grant date, provided that the officer continues to be employed with the Company through that date. However, the restricted stock units will become fully vested if the Named Executive Officer’s employment terminates due to the officer’s death or disability. If the Named Executive Officer’s employment terminates due to the officer’s retirement, the restricted stock units, other than Mr. Ayer’s retention

49

awards, will vest upon the retirement date. (See the description of “Options” above for the definition of “retirement.”) Unless otherwise provided by the Board of Directors, the restricted stock units will also generally become fully vested upon a change in control of the Company.

The restricted stock units granted to Named Executive Officers during 2009 do not include any dividend rights.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
William S. Ayer	1/30/01	41,900	0		31.80	1/30/11	0		0	0		0
	11/12/01	39,000	0		25.20	11/12/11	0		0	0		0
	1/30/02	75,000	0		30.89	1/30/12	0		0	0		0
	5/31/02	75,000	0		27.85	5/31/12	0		0	0		0
	2/11/03	55,000	0		18.76	2/11/13	0		0	0		0
	3/1/04	30,700	0		26.10	3/1/14	0		0	0		0
	11/17/04	20,000	0		28.85	11/17/14	0		0	0		0
	8/30/05	46,100	0		32.96	8/30/15	0		0	0		0
	9/13/06	27,975	9,325	(2)	37.96	9/13/16	0		0	0		0
	1/31/07	11,900	11,900	(3)	42.85	1/31/17	5,200	(3)	179,712	0		0
	2/8/08	13,200	39,600	(7)	27.49	2/8/18	11,625	(7)	401,760	22,100	(8)	763,776
	1/29/09	0	51,300	(11)	27.56	1/29/2019	24,125	(11)	833,760	0		0
	1/29/09	0	68,338	(12)	27.56	1/29/2019	32,108	(12)	1,109,652	0		0

Totals:		435,775	180,463				73,058		2,524,884	22,100		763,776

Bradley D. Tilden	1/30/01	13,000	0		31.80	1/30/11	0		0	0		0
	11/12/01	15,600	0		25.20	11/12/11	0		0	0		0
	5/31/02	30,000	0		27.85	5/31/12	0		0	0		0
	2/11/03	15,000	0		18.76	2/11/13	0		0	0		0
	3/1/04	12,900	0		26.10	3/1/14	0		0	0		0
	8/30/05	12,900	0		32.96	8/30/15	0		0	0		0
	9/13/06	8,662	2,888	(2)	37.96	9/13/16	0		0	0		0
	1/31/07	6,150	6,150	(3)	42.85	1/31/17	3,200	(3)	110,592	0		0
	6/14/07	3,850	3,850	(4)	27.40	6/14/17	0		0	0		0
	2/8/08	6,850	20,550	(7)	27.49	2/8/18	6,300	(7)	217,728	11,500	(8)	397,440
	1/29/09	0	42,138	(11)	27.56	1/29/2019	19,744	(11)	682,353	0		0

Totals:		124,912	75,576				29,244		1,010,673	11,500		397,440

50

	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Glenn S. Johnson	1/30/01	6,000	0		31.80	1/30/11	0		0	0		0
	11/12/01	5,700	0		25.20	11/12/11	0		0	0		0
	5/31/02	7,500	0		27.85	5/31/12	0		0	0		0
	2/11/03	7,200	0		18.76	2/11/13	0		0	0		0
	7/16/03	14,600	0		22.84	7/16/13	0		0	0		0
	3/1/04	7,000	0		26.10	3/1/14	0		0	0		0
	8/30/05	7,000	0		32.96	8/30/15	0		0	0		0
	9/13/06	4,222	1,408	(2)	37.96	9/13/16	0		0	0		0
	1/31/07	2,490	2,490	(3)	42.85	1/31/17	1,090	(3)	37,670	0		0
	6/14/07	4,474	4,474	(4)	27.40	6/14/17	0		0	0		0
	2/8/08	5,475	16,425	(7)	27.49	2/8/18	5,100	(7)	176,256	9,200	(8)	317,952
	1/29/09	0	29,992	(11)	27.56	1/29/19	14,102	(11)	487,365	0		0

Totals:		71,661	54,789				20,292		701,291	9,200		317,952

Benito Minicucci	8/30/05	2,775	0		32.96	8/30/15	0		0	0		0
	9/13/06	1,942	648	(2)	37.96	9/13/16	0		0	0		0
	1/31/07	1,130	1,130	(3)	42.85	1/31/17	500	(3)	17,280	0		0
	9/19/07	564	564	(5)	25.23	9/19/17	0		0	0		0
	11/6/07	0	1,639	(6)	23.36	11/6/17	0		0	0		0
	2/8/08	1,335	4,005	(7)	27.49	2/8/18	1,630	(7)	56,333	9,200	(8)	317,952
	6/12/08	0	2,870	(9)	17.88	6/12/08	4,890	(9)	168,998	0		0
	12/4/08	0	0		n/a	n/a	20,000	(10)	691,200	0		0
	1/29/09	0	23,800	(11)	27.56	1/29/19	11,100	(11)	383,616	0		0

Totals:		7,746	34,656				38,120		1,317,427	9,200		317,952

Jeffrey D. Pinneo	1/30/01	6,000	0		31.80	1/30/11	0		0	0		0
	11/12/01	2,700	0		25.20	11/12/11	0		0	0		0
	5/31/02	30,000	0		27.85	5/31/12	0		0	0		0
	2/11/03	12,000	0		18.76	2/11/13	0		0	0		0
	3/1/04	10,800	0		26.10	3/1/14	0		0	0		0
	8/30/05	10,800	0		32.96	8/30/15	0		0	0		0
	9/13/06	7,335	2,445	(2)	37.96	9/13/16	0		0	0		0
	1/31/07	5,200	5,200	(3)	42.85	1/31/17	2,300	(3)	79,488	0		0
	2/8/08	4,625	13,875	(7)	27.49	2/8/18	4,400	(7)	152,064	7,800	(8)	269,568
	1/29/09	0	18,000	(11)	27.56	1/29/19	8,500	(11)	293,760	0		0

Totals:		89,460	39,520				15,200		525,312	7,800		269,568
(1)	The dollar amounts shown in Column (h) and Column (j) are determined by multiplying the number of shares or units reported in Column (g) and Column (i), respectively, by $34.56 (the closing price of our common stock on the last trading day of fiscal 2009).
(2)	The unvested options under the 9/13/06 grant will become fully vested on 9/13/10.
(3)	The RSUs awarded on 1/31/07 became fully vested on 1/31/10. The unvested options under the 1/31/07 grant will become vested as follows: Mr. Ayer — 5,950 on 1/31/10 and 5,950 on 1/31/11; Mr. Tilden — 3,075 on 1/31/10 and 3,075 on 1/31/11; Mr. Johnson — 1,245 on 1/31/10 and 1,245 on 1/31/11; Mr. Minicucci — 565 on 1/31/10 and 565 on 1/31/11; and Mr. Pinneo — 2,600 on 1/31/10 and 2,600 on 1/31/11.
(4)	The unvested options under the 6/14/07 grant will become vested as follows: Mr. Tilden — 1,925 on 6/14/10 and 1,925 on 6/14/11; and Mr. Johnson — 2,237 on 6/14/10 and 2,237 on 6/14/11.
(5)	Mr. Minicucci’s unvested options under the 9/19/07 grant will become vested as follows: 282 on 9/19/10 and 282 on 9/19/11.
(6)	Mr. Minicucci’s unvested options under the 11/6/07 grant will become vested as follows: 819 on 11/6/10 and 820 on 11/6/11.
(7)	The RSUs awarded on 2/8/08 will become fully vested on 2/8/2011. The unvested options under the 2/8/08 grant will become vested as follows: Mr. Ayer — 13,200 on 2/28/10, 13,200 on 2/8/11, and 13,200 on 2/8/12; Mr. Tilden — 6,850 on 2/8/10, 6,850 on 2/8/11, and 6,850 on 2/8/12; Mr. Johnson — 5,475 on 2/8/10, 5,475 on 2/8/11, and 5,475 on 2/8/12; Mr. Minicucci — 1,335 on 2/8/10, 1,335 on 2/8/11, and 1,335 on 2/8/12; and Mr. Pinneo — 4,625 on 2/8/10, 4,625 on 2/8/11, and 4,625 on 2/8/12.

51

(8)	The performance stock units reported in Column (i) are eligible to vest based on the Company’s performance over a three-year period as described in the “Compensation Discussion and Analysis” section above and in footnote (1) to the Summary Compensation Table above. The 2007 performance stock units were cancelled unvested subsequent to year-end and are not included in this table.
(9)	Mr. Minicucci’s unvested RSUs awarded on 6/12/08 will become fully vested on 6/12/11. The unvested options awarded on 6/12/08 will become vested as follows: 956 on 6/12/10, 957 on 6/12/10, and 957 on 6/12/11.
(10)	Mr. Minicucci’s unvested RSUs awarded on 12/4/08 will become fully vested on 12/4/11.
(11)	The RSUs awarded on 1/29/09 will become fully vested on 1/29/12. The unvested options under the 1/29/09 grant will become vested as follows: Mr. Ayer — 12,825 on 1/29/10, 12,825 on 1/29/11, 12,825 on 1/29/12, and 12,825 on 1/29/13; Mr. Tilden — 10,534 on 1/29/10, 10,534 on 1/29/11, 10,535 on 1/29/12, and 10,535 on 1/29/13; Mr. Johnson — 7,498 on 1/29/10, 7,498 on 1/29/11, 7,498 on 1/29/12, and 7,498 on 1/29/13; Mr. Minicucci — 5,950 on 1/29/10, 5,950 on 1/29/11, 5,950 on 1/29/12, and 5,950 on 1/29/13; and Mr. Pinneo — 4,500 on 1/29/10, 4,500 on 1/29/11, 4,500 on 1/29/12, and 4,500 on 1/29/13.
(12)	The additional awards granted to Mr. Ayer on 1/29/09 represent a retention award as described in the “Compensation Discussion and Analysis” above. Both the RSUs and the options awarded under this retention grant will fully vest on the third anniversary of the grant date, or 1/29/12.

2009 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2009, and on the vesting during 2009 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
William S. Ayer	40,100	96,681	0	0
Bradley D. Tilden	11,600	29,003	5,300	140,821
Glenn S. Johnson	4,700	6,774	3,610	98,908
Benito Minicucci	4,445	48,771	1,190	31,618
Jeffrey D. Pinneo	4,700	10,575	4,490	119,299

(1)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

2009 PENSION BENEFITS

Pension and Other Retirement Plans

The Company maintains two primary defined benefit pension plans covering Named Executive Officers, other than Mr. Minicucci. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) is the qualified defined-benefit employee retirement plan, and the Named Executive Officers participate in this plan on the same general terms as other eligible employees. The Named Executive Officers, other than Mr. Minicucci, also participate in the Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”).

52

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Executive Officers under the qualified and nonqualified defined-benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credit Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
William S. Ayer	Salaried Retirement Plan	14.308	523,442	0
	Supplementary Retirement Plan	14.398	1,823,459	0
Bradley D. Tilden	Salaried Retirement Plan	18.844	490,137	0
	Supplementary Retirement Plan	10.919	750,266	0
Glenn S. Johnson	Salaried Retirement Plan	15.144	432,200	0
	Supplementary Retirement Plan	6.431	936,285	0
Benito Minicucci(2)	Salaried Retirement Plan	0	0	0
	Supplementary Retirement Plan	0	0	0
Jeffrey D. Pinneo	Salaried Retirement Plan	3.816	22,802	0
	Supplementary Retirement Plan	7.920	1,259,163	0

(1)	The years of credited service and present value of accumulated benefits shown in the table above are presented as of December 31, 2009 assuming that each Named Executive Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 8 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2009 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	In lieu of participation in the defined-benefit plans, Mr. Minicucci receives an enhanced contribution to the Company’s defined-contribution plans. Specifically, in lieu of participation in the qualified defined-benefit pension plan, Mr. Minicucci receives a Company match contribution up to 6% of his eligible wages. In lieu of the Supplementary Retirement defined-benefit plan, Mr. Minicucci participates in the Supplementary Retirement defined-contribution plan, which is further described below.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003. Each of the Named Executive Officers that participates in the Plan is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The tax law limits the compensation on which annual retirement benefits are based. For 2009, this limit was $245,000. The tax law also limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2009, this limit on annual benefits was $195,000.

53

Supplementary Retirement Plans

In addition to the benefits described above, the Named Executive Officers, other than Mr. Minicucci, are eligible to receive retirement benefits under the Supplementary Retirement defined-benefit plan. This plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight life annuity basis. In general, the monthly benefit is determined as a percentage (between 50% to 75% of a participant’s final average monthly base salary) with the percentage determined based on both the officer’s length of service with the Company and length of service as an elected officer. This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement defined-benefit plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement defined-benefit plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement defined-benefit plan.)

Participants in the Supplementary Retirement defined-benefit plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change of control of the Company or upon termination of the participant’s employment due to death or disability.

In lieu of the Supplementary Retirement defined-benefit plan, Mr. Minicucci participates in the Company’s Supplementary Retirement Plan defined-contribution plan. Under this plan, the Company contributes 10% of the officer’s eligible wages, as defined in plan documents, minus the maximum legal Company contribution that the Company made, or could have made, under the Company’s qualified defined-contribution plan.

2009 NONQUALIFIED DEFERRED COMPENSATION

Under the Deferred Compensation Plan, the Named Executive Officers and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis. There were no deferrals in 2009. The crediting interest rate for amounts deferred in prior years is based on the mean between the high and the low rates during the first 11 months of the preceding year of yields of Ba2-rated industrial bonds as determined by the plan administrator (rounded to the nearest one-quarter of one percent). Participants under the plan have the opportunity to elect among the investment funds offered under our 401(k) plan for purposes of determining the return on their plan accounts. Alternatively, participants may allocate some or all of their plan account to an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and/or may elect payment in a lump sum or installments.

54

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ balances under the Company’s nonqualified deferred compensation plans during 2009, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2009.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
William S. Ayer	0	0	16,711	28,207	274,896
Bradley D. Tilden	0	0	0	0	0
Glenn S. Johnson	0	0	43,339	83,450	534,592
Benito Minicucci	0	0	0	0	0
Jeffrey D. Pinneo	0	0	(468)	836	6,187

(1)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is required to be included as compensation for each Named Executive Officer in Column (h) of the Summary Compensation Table. However, total earnings for each Named Executive Officer listed in Column (d) above were included as earnings in column (h) of the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination

Under the change in control agreements in place with the Named Executive Officers, if a change of control occurs, a three-year “employment period” would go into effect. During the employment period, the executive would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;

•

receive an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay plan incentive or the average of his annual incentive payments for the three years preceding the year in which the change in control occurs;

•	continue to accrue age and service credit under our qualified and non-qualified defined benefit retirement plans; and

•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive a lump-sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. (The terms “cause,” “good reason” and “change in control” are each defined in the change in control agreements.) In the event that the executive’s benefits under the agreement are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Company will make a tax payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

55

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of our equity plans. In the case of awards granted under the 2004 Long-Term Incentive Equity Plan, unless the Board determined otherwise, the awards would vest upon a change in control irrespective of a termination of employment. Under the 2008 Performance Incentive Plan, awards will not vest unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2009 are described above under “Outstanding Equity Awards at Fiscal Year End” and each executive’s accrued benefits under our retirement plans are described above under “2009 Pension Benefits.”

In the table below, we have estimated the potential cost to us of the payments and benefits each Named Executive Officer would have received if his employment had terminated under the circumstances described above on December 31, 2009. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced pro-rata for any period the executive actually worked during the employment period.

	Cash Severance(1)	Enhanced Retirement Benefit(2)	Benefit Continuation(3)	Equity Acceleration(4)	Excise Tax Gross-Up(5)	Total
William S. Ayer	$2,201,538	$87,316	$256,488	$3,927,732	$1,404,613	$7,877,687
Bradley D. Tilden	$1,814,418	$1,344,559	$291,231	$1,875,933	$1,399,460	$6,725,601
Glenn S. Johnson	$1,600,959	$853,183	$182,211	$1,377,346	$1,198,225	$5,211,924
Benito Minicucci	$1,334,124	$99,561	$162,225	$1,901,785	$979,652	$4,477,347
Jeffrey D. Pinneo	$1,275,507	$605,503	$202,610	$1,018,976	$844,271	$3,946,867

(1)	Represents the amount obtained by multiplying three by the sum of the executive’s highest rate of base salary during the preceding 12 months and the higher of the executive’s target incentive or his average incentive for the three preceding years.

(2)	Represents the sum of (a) except in the case of Mr. Minicucci, the actuarial equivalent of an additional three years of age and service credit under our qualified and non-qualified retirement plan using the executive’s highest rate of salary during the preceding 12-months prior to a change in control, (b) except in the case of Mr. Minicucci, the present value of the accrued but unvested portion of the non-qualified retirement benefits that would vest upon a change of control, (c) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (d) in the case of Mr. Minicucci, the contribution the executive would have received under our nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(3)	Represents the estimated cost of (a) 18 months of premiums under our medical, dental and visual programs and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

(4)	Represents the “in-the-money” value of unvested stock options and the face value of unvested restricted stock and performance stock unit awards that would vest upon a change of control based on a stock price of $34.56 (the closing price of our stock on the last trading day of fiscal 2009).

(5)	For purposes of this calculation, we have assumed that the executive’s outstanding stock options would be assumed by the acquiring company pursuant to a change in control.

This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses.

56

STOCKHOLDER PROPOSAL NO. 1

John Chevedden has given notice of his intention to present a proposal at the 2010 Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, and Mr. Chevedden represents that he has owned no less than 200 shares of the Company’s common stock since July 1, 2006. Mr. Chevedden’s proposal and supporting statement, as submitted to the Company, appear below in italics.

The Board of Directors opposes adoption of Mr. Chevedden’s proposal and asks stockholders to review the Board’s response, which follows Mr. Chevedden’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting, and entitled to vote on the proposal, is required to approve this proposal.

STOCKHOLDER PROPOSAL NO. 1

SHAREHOLDER ACTION BY WRITTEN CONSENT

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit shareholders to act by the written consent of a majority of our shares outstanding to the extent permitted by law.

Statement of John Chevedden

Taking action by written consent in lieu of a meeting is a mechanism shareholders can use to raise important matters outside the normal annual meeting cycle.

Limitations on shareholders’ rights to act by written consent are considered takeover defenses because they may impede the ability of a bidder to succeed in completing a profitable transaction for us or in obtaining control of the board that could result in a higher price for our stock. Although it is not necessarily anticipated that a bidder will materialize, that very possibility presents a powerful incentive for improved management of our company.

A study by Harvard professor Paul Gompers supports the concept that shareholder disempowering governance features, including restrictions on shareholders’ ability to act by written consent, are significantly correlated to a reduction in shareholder value.

We gave 66%-support to a 2009 shareholder proposal calling for a shareholder right to call a special meeting. This 66%-support even translated into 52%-support from all our shares outstanding.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

Our Board failed to adopt a shareholder proposal which won majority vote at our 2008 annual meeting: Cumulative Voting (51%-support). We thus had no shareholder right to cumulative voting, and also no shareholder right to call a special meeting, to act by written consent, to an independent chairman or even a lead director. Shareholder proposals to address all or some of these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

57

Two directors (Marc Langland and Byron Mallott) had 18- to 27-years tenure (independence concern) and represented 50% of our key nomination committee including the chairmanship. This raised concerns about board independence, director recruitment and succession planning. The Alaska Air board was the only the significant directorship for five of our directors. This could indicate a significant lack of current transferable director experience for the majority of our directors: Byron Mallott, Mark Hamilton, Dennis Madsen, Patricia Bedient and Jessie Knight.

The voting figures at our 2007 annual meeting were withheld from shareholders for two months — except for certain privileged shareholders. Only 44% of our CEO’s pay was incentive based.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal to enable shareholder action by written consent.

Shareholder Action by Written Consent

Yes on 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 1 FOR THE FOLLOWING REASONS:

The Board believes that it is not in the best interests of the Company and its stockholders to allow holders of a majority of the Company’s outstanding shares to dictate decisions of the Company through actions by written consent without a meeting of stockholders because such actions can be used to bypass the normal stockholder approval process, could effectively disenfranchise minority stockholders and could result in substantial confusion for our stockholders.

As permitted by the Delaware General Corporation Law, the Company currently permits stockholders to act by written consent, provided that the action by written consent is unanimous. This requirement prevents the holders of a majority of the Company’s shares from using the consent procedure to take action without notifying the Company’s other stockholders until after the fact. Conversely, because this proposal would not require unanimity when acting without a stockholders’ meeting, minority stockholders would be deprived of the opportunity to express their views on a proposed action and to vote their shares before the action is taken. If holders of a majority of the Company’s shares are permitted to act by written consent, large holders of shares could act on takeover bids or other significant corporate actions without consulting the minority stockholders. Such a majority could also have a personal agenda, causing the pursuit of actions that may be of little or no benefit to stockholders and which could interfere with the Company’s efforts to develop and implement its long-range planning for the benefit of all stockholders.

The Company’s annual meetings of stockholders already provide ample opportunity to raise appropriate Company matters. Stockholders have frequently used these annual meetings to have their concerns communicated to the whole of the Company’s stockholders, including through proposals such as this proposal. This process allows the opportunity for discussion before an action is taken, increases the ability of all stockholders to have their views considered and ensures that the vote of all participating stockholders will be counted. If this proposal is approved, holders of a simple majority of the Company’s shares could take action without a meeting and before all arguments can be heard. The Board believes this is contrary to sound corporate governance.

58

Further, permitting holders of a majority of the Company’s outstanding shares to act by written consent could also create substantial confusion and disruption in a publicly-held corporation with approximately [XXX] shares outstanding and more than [YYY] stockholders of record. Multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be in part duplicative and some of which may be potentially conflicting. This could lead to a chaotic rather than an orderly conduct of corporate affairs, and may frustrate many of the Company’s stockholders leading to lesser overall participation by them in important Company matters.

Delaware law does not grant stockholders of a corporation the absolute right to act by written consent, and instead permits each individual corporation to determine in its charter documents the extent to which stockholders should be permitted to act without a meeting, by written consent. The Board believes that the Delaware legislature adopted this approach to enable a corporation to implement a system that is in the best interests of all of its stockholders. The Board further believes that the Company’s current system, which permits stockholders to act by unanimous written consent and to raise, consider and vote upon proposals each year at the Company’s annual meeting of stockholders, is the appropriate process to assure that all of the Company’s stockholders have an opportunity to consider in advance any action to be taken by stockholders, be heard on any such action and ensure an organized functioning of the corporation’s business and affairs.

In considering how to vote on the proposal, it is also important to note that the proponent has made certain statements in his supporting statement that we believe are false and misleading. In particular, the Company does have a Lead Director, currently Mr. Langland, Chairman of the Governance and Nominating Committee. In addition, as described in further detail in the Compensation Discussion and Analysis section of this proxy statement, approximately 80% of the total direct compensation to Mr. Ayer, our President and CEO, during 2008 was incentive-based.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST STOCKHOLDER PROPOSAL 1.

59

REDUCE DUPLICATIVE MAILINGS

The Company is required to provide an annual report and proxy statement to all stockholders of record. If you have more than one account in your name or at the same address as other stockholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a stockholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If, at any time, you wish to resume receiving separate proxy statements or annual reports, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, or by calling (206) 392-5131.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

The Company expects to hold its next annual meeting on or about May XX, 2011. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than XXXXXXXX, 2010, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than XXXXXXX, 2011. The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

60

Exhibit A

2010 ALASKA AIR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

ALASKA AIR GROUP, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Company or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 7(a).

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Common Stock” means the common stock, par value $1.00 per share, of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

“Compensation” means an Eligible Employee’s base pay, inclusive of overtime and any employer paid leave. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: cash bonuses, severance pay, hiring bonuses, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company or any Subsidiary (including, without limitation, the Company’s Nonqualified Deferred Compensation Plan).

“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal in amount to the amount of Compensation

A-1

that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.

“Company” means Alaska Air Group, Inc., a Delaware corporation, and its successors.

“Effective Date” means March 11, 2010, the date on which this Plan was initially adopted by the Board.

“Eligible Employee” means any employee of the Company, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary.” Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:

(a)	who has not completed at least six (6) months of continuous employment with the Company or a Subsidiary; or

(b)	whose customary employment is for less than five (5) months in a calendar year.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.

“Fair Market Value” on any date means:

(a)	if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock;

(b)	in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.

“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.

“Individual Limit” has the meaning given to such term in Section 4(b).

“Offering Period” means the six (6) consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period. Unless otherwise expressly provided by the Committee in advance of a particular Offering Period, the Grant Date for that Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

“Option” means the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.

“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

A-2

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).

“Plan” means this Alaska Air Group, Inc. 2010 Employee Stock Purchase Plan, as it may be amended or restated from time to time.

“Subscription Agreement” means the written agreement or applicable electronic form of agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in this Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Company’s authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is [            ] shares, subject to adjustments pursuant to Section 17.

Individual Share Limit. The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 2,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.

Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

OFFERING PERIODS

During the term of this Plan, the Company will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. Unless

A-3

otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of approximately six (6) months duration and will commence on September 1 and March 1 each year and will end on the following February 28 (or 29, in the case of a leap year) and August 31, respectively. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.

PARTICIPATION

Enrollment. An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Company at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions.

Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Company.

METHOD OF PAYMENT OF CONTRIBUTIONS

Participation Accounts. The Company shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

A-4

Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

Changes in Contribution Elections for Next Offering Period. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Company’s receipt of such election. Except as contemplated by Section 7(d) and 7(e), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Subscription Agreements are not permitted.

Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Company. A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective, however, if it is received by the Company prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts are not permitted.

Discontinuance of Contributions During an Offering Period. A Participant may discontinue his or her Contributions at any time during an Offering Period by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

Leaves of Absence. During leaves of absence approved by the Company or a Participating Subsidiary and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may elect to continue participation in this Plan by delivering cash payments to the Company on his or her normal paydays equal to the reduction in his or her Plan Contributions caused by his or her leave.

A-5

GRANT OF OPTION

Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on the Exercise Date. The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

Option Price. The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in the effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)	it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary; or

(2)	such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

A-6

EXERCISE OF OPTION

Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Company shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Company will seek to obtain such authority. If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Company cannot issue or deliver shares of Common Stock and satisfy Section 21, the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the last day of an Offering Period in which he

A-7

or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Company or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Company or another Subsidiary.

ADMINISTRATION

The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee

A-8

with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

Decisions of the Committee are Binding. Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.

DESIGNATION OF BENEFICIARY

If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective

A-9

unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).

If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Company shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

If a Participant’s death occurs before the end of an Offering Period or subsequent to the end of an Offering Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Company has notice of the Participant’s death, then any shares purchased for that Offering Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.

TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

USE OF FUNDS; INTEREST

All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company and, except for any shares that may be reserved on the books of the Company for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

A-10

REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Company, or any other event described in Section 17 that the Company does not survive or does not survive as a publicly-traded

A-11

company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

TERM OF PLAN; AMENDMENT OR TERMINATION

Effective Date; Termination. Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after March 1, 2020 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date stockholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require stockholder approval.

A-12

NOTICES

All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

PLAN CONSTRUCTION

Section 16. It is the intent of the Company that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

EMPLOYEES’ RIGHTS

No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any

A-13

right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

No Stockholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

MISCELLANEOUS

Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

A-14

TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Company of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan on this          day of                     , 20    .

ALASKA AIR GROUP, INC.

By:

Its:

A-15

PROXY CARD

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Form 10-K Combo is available at www.investorvote.com.

THIS PROXY CARD IS FOR REGISTERED STOCKHOLDERS NOT PARTICIPANTS IN THE COMPANY’S 401(K) PLANS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2009

The stockholder hereby appoints William S. Ayer and Keith Loveless, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alaska Air Group, Inc., that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 2 p.m. on Tuesday, May 19, 2008, at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTORS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS, FOR THE BOARD’S PROPOSALS 2 AND 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR AND TO SEEK AN ADVISORY VOTE IN REGARDS TO COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND AGAINST STOCKHOLDER PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR BY VOTING OVER THE INTERNET OR BY TELEPHONE.

Address Changes/Comments: ______________________________________________________________________________
_____________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

ALASKA AIR GROUP, INC. C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43101 Providence, RI 02940-5067

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on Monday, May 18, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/alk • Follow the steps outlined on the secured website.

Vote by Telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

Proposals – The Board of Directors recommends a vote FOR all the nominees listed, a vote FOR

Proposals 2 and 3, and AGAINST Stockholder Proposal 4.

	For All	Withhold All	For All Except
1 – Election of Nominees for the Board of Directors				To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
Nominees:

01) William S. Ayer
02) Patricia M. Bedient
03) Phyllis J. Campbell
04) Mark R. Hamilton
05) Jessie J. Knight, Jr.
06) R. Marc Langland
07) Dennis F. Madsen
08) Byron I. Mallott
09) J. Kenneth Thompson
	For	Against	Abstain
2 – Appointment of KPMG LLP as the Company’s Independent Auditor

	For	Against	Abstain
3 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

4 – Approval of the 2010 Employee Stock Purchase Plan

	For	Against	Abstain
5 – Stockholder Proposal regarding Special Shareholder Meetings

Non-Voting Items

Change of Address – Please print your new address below:

Comments – Please print your comments below:

Authorized Signatures

This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.

/ /

Signature 1 – Please keep signature within the box.

Signature 2 – Please keep signature within the box.

VOTING INSTRUCTION FORM

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Alaska Air Group, Inc. Alaskasaver Plan, , the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan. This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern Time on Thursday, May 14, 2009, you will be treated as directing the Plan’s Trustee not to vote your shares held in the Plan.

I understand that if I sign but do not indicate a choice on any of the proposals on the reverse side of this card, my shares will be voted on that proposal in accordance with the recommendations of the Board of Directors, which are as follows: FOR the Board’s nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Stockholder Proposal 4.

ALASKA AIR GROUP, INC.	2009 Annual Meeting of Stockholders
C/O COMPUTERSHARE TRUST COMPANY, N.A.	Tuesday, May 19, 2009 - 2 p.m. Pacific Time
P.O. BOX 43101	The Museum of Flight
Providence, RI 02940-5067	9404 E. Marginal Way South
Seattle, Washington

Internet and telephone voting will be available 24 hours each day until 11:59 p.m. Eastern Time, Thursday, May 14, 2009.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to www.investorvote.com/alk	OR	Vote-by-Telephone Call toll-free 1-8800-652-VOTE(1-877-652-8683)

If you vote over the Internet or by telephone, please do not mail your card.

If you are returning your proxy card by mail, detach the lower portion and return in the enclosed envelope to Alaska Air Group, Inc., c/o Computershare Trust Company, N.A., Proxy Services, P.O. Box 43101, Providence, RI 02940-5067.

When completed and signed, this proxy will be voted as you have directed. If completed and signed with no direction given, it will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and AGAINST Stockholder Proposal 4.

1.	Election of Directors

NOMINEES:

(01) William S. Ayer

(02) Patricia M. Bedient

(03) Phyllis J. Campbell

(04) Mark R. Hamilton

(05) Jessie J. Knight, Jr.

(06) R. Marc Langland

(07) Dennis F. Madsen

(08) Byron I. Mallott

(09) J. Kenneth Thompson

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

_____________________________________
For all nominees except as noted above

	FOR	AGAINST	ABSTAIN
2. Board Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Auditor

3. Board Proposal Seeking Advisory Vote on the Compensation of the Company’s Named Executive Officers

4. Board Proposal Seeking Approval of the Alaska Air Group, Inc. 2010 Employee Stock Purchase Plan

5. Stockholder Proposal on Special Shareholder Meetings